                                                                    EXHIBIT 10.1




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                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                         (SINGLE-FAMILY MORTGAGE LOANS)

                                     BETWEEN

                               BNC MORTGAGE, INC.,
                             A DELAWARE CORPORATION

                                       AND

                                  BANK UNITED,
                             A FEDERAL SAVINGS BANK



                          DATED AS OF FEBRUARY 2, 1999



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

                                TABLE OF CONTENTS

1.   DEFINITIONS ........................................................  Page 1
     1.1    Defined Terms ...............................................  Page 1
     1.2    Other Definitional Provisions ...............................  Page 11

2.   THE CREDIT .........................................................  Page 11
     2.1    The Commitment ..............................................  Page 11
     2.2    Procedures for Obtaining Advances ...........................  Page 13
     2.3    Note ........................................................  Page 14
     2.4    Interest ....................................................  Page 14
     2.5    Principal Payments ..........................................  Page 15
     2.6    Expiration of Commitment ....................................  Page 16
     2.7    Method of Making Payments ...................................  Page 17
     2.8    Commitment Fee ..............................................  Page 17
     2.9    Miscellaneous Charges .......................................  Page 17
     2.10   Bailee ......................................................  Page 17

3.   COLLATERAL .........................................................  Page 18
     3.1    Grant of Security Interest ..................................  Page 18
     3.2    Security Interest in Mortgage-backed Securities .............  Page 19
     3.3    Delivery of Collateral Documents ............................  Page 19
     3.4    Delivery of Additional Collateral or Mandatory Prepayment ...  Page 20
     3.5    Right of Redemption from Pledge .............................  Page 20
     3.6    Collection and Servicing Rights .............................  Page 20
     3.7    Return or Release of Collateral at End of Commitment ........  Page 21

4.   CONDITIONS PRECEDENT ...............................................  Page 21
     4.1    Initial Advance .............................................  Page 21
     4.2    Each Advance ................................................  Page 22

5.   REPRESENTATIONS AND WARRANTIES .....................................  Page 23
     5.1    Organization; Good Standing; Subsidiaries ...................  Page 23
     5.2    Authorization and Enforceability ............................  Page 24
     5.3    Financial Condition .........................................  Page 24
     5.4    Litigation ..................................................  Page 24
     5.5    Compliance with Laws ........................................  Page 25
     5.6    Regulations G and U .........................................  Page 25
     5.7    Investment Company Act ......................................  Page 25
     5.8    Agreements ..................................................  Page 25
     5.9    Title to Properties .........................................  Page 25
     5.10   ERISA .......................................................  Page 25
     5.11   Eligibility .................................................  Page 26



                                                                          Page i

     5.12   Special Representations Concerning Collateral ...........      Page 26
     5.13   RICO ....................................................      Page 28
     5.14   Proper Names ............................................      Page 28
     5.15   Direct Benefit From Loans ...............................      Page 28
     5.16   Loan Documents Do Not Violate Other Documents ...........      Page 28
     5.17   Consents Not Required ...................................      Page 29
     5.18   Material Fact Representations ...........................      Page 29
     5.19   Place of Business .......................................      Page 29
     5.20   Use of Proceeds; Business Loans .........................      Page 29
     5.21   No Undisclosed Liabilities ..............................      Page 29
     5.22   Tax Returns and Payments ................................      Page 29
     5.23   Subsidiaries ............................................      Page 30
     5.24   Holding Company .........................................      Page 30
     5.25   Year 2000 Issue .........................................      Page 30

6.   AFFIRMATIVE COVENANTS ..........................................      Page 30
     6.1    Payment of Note .........................................      Page 30
     6.2    Financial Statements and Other Reports ..................      Page 30
     6.3    Maintenance of Existence; Conduct of Business ...........      Page 31
     6.4    Compliance with Applicable Laws .........................      Page 32
     6.5    Inspection of Properties and Books ......................      Page 32
     6.6    Notice ..................................................      Page 32
     6.7    Payment of Debt, Taxes, etc. ............................      Page 32
     6.8    Insurance ...............................................      Page 33
     6.9    Closing Instructions ....................................      Page 33
     6.10   Other Loan Obligations ..................................      Page 33
     6.11   Use of Proceeds of Advances .............................      Page 33
     6.12   Special Affirmative Covenants Concerning Collateral .....      Page 33
     6.13   Cure of Defects in Loan Documents .......................      Page 34
     6.14   Year 2000 Compliant .....................................      Page 35

7.   NEGATIVE COVENANTS .............................................      Page 35
     7.1    Contingent Liabilities ..................................      Page 35
     7.2    Pledge of Mortgage Loans ................................      Page 35
     7.3    Loss of Eligibility .....................................      Page 35
     7.4    Debt to Adjusted Tangible Worth Ratio ...................      Page 35
     7.5    Minimum Adjusted Tangible Net Worth .....................      Page 35
     7.6    Limits on Corporate Distributions .......................      Page 35
     7.7    RICO ....................................................      Page 36
     7.8    No Loans or Investments Except Approved Investments .....      Page 36
     7.9    Charter Documents and Business Termination ..............      Page 36
     7.10   Changes in Accounting Methods ...........................      Page 36
     7.11   No Sales. Leases or Dispositions of Property ............      Page 37
     7.12   Changes in Business or Assets ...........................      Page 37
     7.13   Changes in Office or Inventory Location .................      Page 37



                                                                         Page ii

     7.14   Special Negative Covenants Concerning Collateral ..............      Page 37
     7.15   No Indebtedness ...............................................      Page 37

8.   DEFAULTS; REMEDIES ...................................................      Page 38
     8.1    Events of Default .............................................      Page 38
     8.2    Remedies ......................................................      Page 41
     8.3    Application of Proceeds .......................................      Page 43
     8.4    Lender Appointed Attorney-in-Fact .............................      Page 44
     8.5    Right of Set-Off ..............................................      Page 44

9.   NOTICES ..............................................................      Page 44
10.  REIMBURSEMENT OF EXPENSES; INDEMNITY .................................      Page 45
11.  FINANCIAL INFORMATION ................................................      Page 46
12.  MISCELLANEOUS ........................................................      Page 46
     12.1   Terms Binding Upon Successors; Survival of Representations ....      Page 46
     12.2   Assignment ....................................................      Page 46
     12.3   Amendments ....................................................      Page 47
     12.4   Governing Law .................................................      Page 47
     12.5   Participations ................................................      Page 47
     12.6   Relationship of the Parties ...................................      Page 47
     12.7   Severability ..................................................      Page 47
     12.8   Usury .........................................................      Page 48
     12.9   CONSENT TO JURISDICTION .......................................      Page 48
     12.10  Arbitration ...................................................      Page 49
     12.11  ADDITIONAL INDEMNITY ..........................................      Page 50
     12.12  No Waivers Except in Writing ..................................      Page 50
     12.13  Waiver of Jury Trial ..........................................      Page 51
     12.14  Multiple Counterparts .........................................      Page 51
     12.15  No Third Party Beneficiaries ..................................      Page 51
     12.16  RELEASE OF LENDER LIABILITY ...................................      Page 51
     12.17  Entire Agreement; Amendment ...................................      Page 51
     12.18  NO ORAL AGREEMENTS ............................................      Page 51

EXHIBIT "A" ...............................................................      Page 53

EXHIBIT "B" ...............................................................      Page 56

EXHIBIT "C" ...............................................................      Page 57

EXHIBIT "D" ...............................................................      Page 61

EXHIBIT "E" ...............................................................      Page 62



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

EXHIBIT "F" .........................................................      Page 64

ANNEX "A" ...........................................................      Page 65

EXHIBIT "G" .........................................................      Page 67

EXHIBIT "H" .........................................................      Page 68

EXHIBIT "I" .........................................................      Page 69

EXHIBIT "J" .........................................................      Page 70

EXHIBIT "K" .........................................................      Page 71

EXHIBIT "L" .........................................................      Page 73

EXHIBIT "M" .........................................................      Page 74

EXHIBIT "N" .........................................................      Page 77



                                                                         Page iv

                    WAREHOUSING CREDIT AND SECURITY AGREEMENT


         THIS WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Agreement"), is dated as of February 2, 1999, by and between BNC MORTGAGE, INC., a Delaware corporation (the "Company"), having its principal office at 1603 McGaw Avenue, Irvine, California 92614, and BANK UNITED, a federal savings bank (the "Lender"), having its principal office at 3200 Southwest Freeway, Suite 1300, Houston, Texas 77027.

         WHEREAS, the Company has requested the Lender to make certain loans to the Company to finance the origination or purchase of Mortgage Loans (as that term is herein defined) which loans are for the benefit of the Company;

         WHEREAS, the Lender is willing to make such loans as herein provided, upon the terms, agreements and covenants and subject to the conditions hereinafter set forth and in reliance on the representations and warranties herein made and referred to; and

         WHEREAS, the Company and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide warehouse financing to the Company;

         NOW, THEREFORE, for good and valuable consideration, the amount and sufficiency of which are hereby acknowledged by the parties hereto, to induce the Lender to provide the warehouse financing facility to the Company and in reliance of the representations and warranties made herein, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

         1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the exhibits hereto) shall have the following meanings:

                  "Adjusted Tangible Net Worth" means, with respect to Company at any date, the Tangible Net Worth of Company at such date plus 1.0% of the sum of the outstanding principal balances of Mortgage Loans serviced by Company plus Subordinated Debt of the Company.

                  "Advance" means a disbursement by the Lender under the Commitment pursuant to Article 2 of this Agreement.

                  "Advance Request" has the meaning set forth in Section 2.2(a) hereof.

                  "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise or owning or possessing the power to vote 10% or more of any class of voting securities of any Person. Without limiting the generality of the foregoing, for purposes of this Agreement, Company and each of its respective Subsidiaries shall be deemed to be Affiliates of one another.

                  "Aged Mortgage Loans" means an Eligible Mortgage Loan that has been included in Collateral for a period of more than ninety (90) days.

                  "Agreement" means this Warehousing Credit and Security Agreement (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

                  "Applicable Law" shall mean the laws of the State of Texas and the United States of America in effect from time to time and applicable to the transactions between the Lender and the Company pursuant to this Agreement and the other Loan Documents whichever permits the charging and collection of the highest nonusurious rate of interest on such transactions. For purposes of determining Texas law with respect to the highest nonusurious rate of interest, the weekly ceiling permitted under Chapter 1D. of the Texas Credit Title, as amended, shall be controlling.

                  "Approved Custodian" means a Person acceptable to the Lender from time to time in its sole discretion, who possesses Mortgage Loans that secure Mortgaged-backed Securities.

                  "Bailee Letter" has the meaning set forth in Section 3.3 hereof.

                  "Business Day" means any day excluding Saturday, Sunday and any day on which Lender is closed for business.

                  "Capitalized Lease" shall mean any lease under which rental payments are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "Capitalized Rentals" shall mean the amount of aggregate rentals due and to become due under all Capitalized Leases under which the Company is a lessee that would be reflected as a liability on a balance sheet of the Company.

                  "Change of Control" means

                           (a) a sale of substantially all of the Company's
                  assets or common stock to any Person or related group of Persons; or

                           (b) a change in two or more of the executive
                  management of the Company, including, without limitation, a change in the chief executive officer, president or chief financial officer; or

                           (c) any merger or consolidation of the Company where
                  the Company is not the surviving entity.

                  "Collateral" has the meaning set forth in Section 3.1 hereof.

                  "Collateral Documents" means all of the documents and other items described on EXHIBIT "C" hereto and required to be delivered to the Lender in connection with an Advance.

                  "Collateral Value" means

                           (a) with respect to any Eligible Mortgage Loan, an
                  amount equal to the least of (i) the actual out-of-pocket cost of such Mortgage Loan to the Company, i.e., the net amount actually funded against such Mortgage Loan or the net purchase price of such Mortgage Loan, (ii) the Par Value thereof, or
                  (iii) the Fair Market Value of such Mortgage Loan;

                           (b) with respect to Mortgage-backed Securities, an
                  amount equal to the least of (i) the sum of the principal balances of the Mortgage Loans from which such Mortgage-backed Securities were created, (ii) the amount which the Investor has committed to pay for such Mortgage-backed Securities pursuant to a Purchase Commitment, or (iii) the Fair Market Value of such Mortgage-backed Security;

                           (c) with respect to Collateral that is not described
                  within (a) or (b), and that is pledged pursuant to Section 3.4 hereof, Collateral Value shall equal an amount established by Lender in its sole discretion;

                           (d) with respect to Collateral that is not described
                  in (a), (b), or (c) the Collateral Value shall be equal to $0.00;

                           (e) notwithstanding the foregoing, with respect to
                  Mortgage Loans that are not Eligible Mortgage Loans, the Collateral Value thereof shall equal $0.00.

                  "Commitment" has the meaning set forth in Section 2.1(a) hereof.

                  "Commitment Fee" has the meaning set forth in Section 2.8 hereof.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Conventional Mortgage Loan" means a Single-family Mortgage Loan, other than an FHA Loan or VA Loan, that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract.

                  "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date loan loss reserves, deferred taxes arising from capitalized excess service fees, and operating leases.

                  "Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.4(c) hereof.

                  "Electronic Request" has the meaning set forth in Section 2.2(a) hereof.

                  "Eligible Mortgage Loan" means a Conventional Mortgage Loan, FHA Loan, Jumbo Loan, VA Loan, Second Mortgage Loan, or a Subprime Mortgage Loan that, at all times during the term of this Agreement, (a) is evidenced by loan documents that are the standard forms approved by FNMA or FHLMC or forms previously approved, in writing, by the Lender in its sole discretion; (b) is validly pledged to the Lender, subject to no other Liens; (c) is not in default in the payment of principal and interest or in the performance of any obligation under the Mortgage Note or the Mortgage evidencing or securing such Eligible Mortgage Loan for a period of 60 days or more; (d) has closed less than 45 days prior to the date of the Advance made in connection with such Eligible Mortgage Loan; and (e) is covered by a Purchase Commitment except for Subprime Mortgage Loans that comply with all applicable underwriting guidelines and other requirements of an Investor or Investors relating to the purchase of such Subprime Mortgage Loans and remain, at all times during the term of this Agreement, eligible for purchase by such Investor.

                  "Eligible Mortgage Pool" means a pool of Mortgage Loans that will secure a "mortgage related security", as defined in Section 3(a)(41) of the Exchange Act administered or to be administered by a trustee acceptable to Lender in its sole discretion where the Mortgage, Mortgage Note and other documents relating to such Mortgage Loans are held or to be held by an Approved Custodian.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

                  "Event of Default" means any of the conditions or events set forth in Section 8.1 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

                  "Fair Market Value" shall mean, at any date, with respect to:

                           (a) any Mortgage-backed Security, the bid price rate
                  reflected on the Telerate screen for a Mortgage-backed Security with the closest coupon rate that does not exceed that of the Mortgage-backed Security in question multiplied by the original face amount of such Mortgage-backed Security, and multiplied by the current pool factor for such Mortgage-backed Security.

                           (b) any Mortgage Loan, the market price rate
                  reflected on the Telerate screen for thirty (30) day mandatory future delivery of such Mortgage Loan multiplied by the outstanding principal balance thereof.

                  In the event Telerate ceases to publish either the market or bid price referenced in (a) and (b) above, the average bid price quoted in writing to the Lender as of the date of determination by any two nationally recognized dealers selected by Lender that are making a market in similar Mortgage Loans or Mortgaged-backed Securities shall be utilized in lieu of the market or bid price, as the case may be.

                  "FHA" means the Federal Housing Administration and any successor thereto.

                  "FHA Loan" means a Single-family Mortgage Loan, payment of which is partially or completely insured by the FHA under the National Housing Act or Title V of the Housing Act of 1949 or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor thereto.

                  "FHLMC Guide" means the Freddie Mac Sellers' and Servicers' Guide, dated September 17, 1984, applicable bulletins, the applicable MIDANET Users Guide (or the MIDAPHONE User's Guide) and any particular purchase documents as defined in the Sellers' and Servicers' Guide, as revised prior to the date hereof.

                  "FICA" means the Federal Insurance Contributions Act.

                  "First Mortgage" means a mortgage or deed of trust which constitutes a first Lien on improved real property containing one to four family residences.

                  "First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

                  "Floating Rate" has the meaning set forth in Section 2.4(a) hereof.

                  "FNMA" means the Federal National Mortgage Association and any successor thereto.

                  "FNMA Guide" means the FNMA Servicing Guide dated June 30, 1990, as revised prior to the date hereof.

                  "Funding Account" means the non-interest bearing demand checking account established with, maintained by, and pledged to Lender into which shall be deposited the proceeds of Advances, the proceeds from any sale of Collateral, and from which funds shall be disbursed for the acquisition of Mortgage Loans.

                  "GAAP " means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GNMA" means the Government National Mortgage Association and any successor thereto.

                  "GNMA Guide" means the GNMA I Mortgage-Backed Securities Guide, Handbook GNMA 5500.1 REV. 6, as revised prior to the date hereof, and as may be revised from time to time, and GNMA II Mortgage-Backed Securities Guide Handbook GNMA 5500.2, as revised prior to the date hereof.

                  "HUD" means the Department of Housing and Urban Development and any successor thereto.

                  "Indebtedness" shall mean and include, without duplication,
         (1) all items which in accordance with GAAP, consistently applied, would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding shareholders' equity), (2) Capitalized Rentals under any Capitalized Lease, (3) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (4) indebtedness secured by any mortgage, pledge, security interest or other Lien existing on any property owned by the Person with respect to which indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed.

                  "Indemnified Liabilities" has the meaning set forth in Article 10 hereof.

                  "Interim Date" has the meaning set forth in Section 4.1
         (a)(5) hereof.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

                  "Investor" means FNMA, FHLMC, GNMA, any of the Persons listed in EXHIBIT "L" hereto, or a financially responsible institution which is acceptable to Lender, in its sole discretion; provided that at any time by written notice to Company Lender may disapprove any Investor in its sole discretion, whether or not that Person is named as an Investor in this definition or in EXHIBIT "L" or has been previously approved as an Investor by Lender. Upon receipt of such notice, the Persons named in Lender's notice shall no longer be Investors from and after the date of the receipt of such notice.

                  "Jumbo Loan" means a Single-family Mortgage Loan (other than a FHA Loan or VA Loan) that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect except that the amount of such Mortgage Loan exceeds the maximum amount under those requirements, but in no event shall the amount of such Single-family Mortgage Loan exceed $650,000.00.

                  "Lender" has the meaning set forth in the first paragraph of this Agreement.

                  "LIBOR Rate" means a rate of interest equal to the London Interbank Offered Rate for U. S. dollar deposits as quoted by Telerate, Bloomberg or any other rate quoting service, selected by Lender in its sole discretion for an interest period of one month, effective two (2) Business Days from the date of quotation. In the event such rate ceases to be published, LIBOR Rate shall mean a comparable rate of interest reasonably selected by Lender.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loan Documents" means this Agreement, the Note, and each other document, instrument or agreement executed by the Company or any other Person in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

                  "Margin Stock" has the meaning assigned to that term in Regulations G and U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Maximum Rate" shall mean the maximum lawful non-usurious rate of interest (if any) that, under Applicable Law, the Lender may charge the Company on the Advances from time to time. To the extent that the interest rate laws of the State of Texas are applicable and unless changed in accordance with law, the applicable rate ceiling shall be the weekly ceiling determined in accordance with Chapter 1D. of the Texas Credit Title, as amended.

                  "Monthly Average LIBOR Rate" means the average of all LIBOR Rates quoted during a given month. In the event (i) the Note is paid in full and the Commitment is terminated prior to a month end; or (ii) the initial Advance hereunder occurs on a date other than the first day of that month on which LIBOR Rates are quoted, the Monthly Average LIBOR Rate shall mean, in the case of clause (i), the average of all LIBOR Rates quoted that month up to and including the last Business Day prior to such payment in full; or, in the case of clause (ii), the LIBOR Rates quoted on the date of the initial Advance through the end of that month.

                  "Mortgage" means a First Mortgage or Second Mortgage on improved real property.

                  "Mortgage-backed Securities" means FHLMC, GNMA or FNMA securities that are backed by Mortgage Loans.

                  "Mortgage Loan" means any loan evidenced by a Mortgage Note. A Mortgage Loan, unless otherwise expressly stated herein, means a Single-family Mortgage Loan.

                  "Mortgage Note" means a note secured by a Mortgage.

                  "Mortgage Note Amount" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note.

                  "Mortgage Pool" means a pool of Mortgage Loans that were warehoused with the Lender, on the basis of which there is to be issued a Mortgage-backed Security.

                  "Mortgaged Property" means the property, real, personal, tangible or intangible, securing a Mortgage Note.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001 (a)(3) of ERISA that is maintained for employees of the Company or a Subsidiary of the Company.

                  "Net Investable Balances" means the average collected balances in non-interest bearing deposit accounts controlled or maintained by the Company and its Subsidiaries in accounts at the Lender, less balances to support float, activity charges, reserve requirements, Federal Deposit Insurance Corporation insurance premiums and such other assessments as may be imposed by governmental authorities from time to time.

                  "Note" has the meaning set forth in Section 2.3 hereof.

                  "Notices" has the meaning set forth in Article 9 hereof.

                  "Obligations" shall mean any and all indebtedness, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents, or any of them.

                  "Officer's Certificate" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein, in form and substance satisfactory to Lender.

                  "OTS" means the Office of Thrift Supervision.

                  "Par Value" means, with respect to any Mortgage Loan, the unpaid principal balance of such Mortgage Loan, on the date of the Advance made against such Mortgage Loan.

                  "Participant" has the meaning set forth in Section 12.5 hereof.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof.

                  "Plans" has the meaning set forth in Section 5.10 hereof.

                  "Pledged Mortgages" has the meaning set forth in Section 3.1
         (a) hereof.

                  "Pledged Securities" has the meaning set forth in Section 3.1(b) hereof.

                  "PMI" means any private mortgage insurance company which is acceptable to Lender, in its sole discretion; provided that at any time by written notice to Company, Lender may disapprove any PMI because it has determined in its sole discretion and for any reason that it is no longer comfortable with that Person being a PMI, whether or not that Person has been previously approved as a PMI by Lender. Upon receipt of such notice, the Persons named in Lender's notice shall no longer be PMIs from and after the date of receipt of such notice.

                  "Purchase Commitment" means a written commitment, in form and substance satisfactory to the Lender, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

                  "Redemption Amount" has the meaning set forth in Section 3.5 hereof.

                  "RICO" means the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended.

                  "Second Mortgage" means a mortgage or deed of trust which constitutes a second Lien on improved real property containing one to four family residences.

                  "Second Mortgage Loan" means a Single-family Mortgage Loan secured by a Second Mortgage that has a combined loan to collateral value ratio not to exceed 90% (ratio to be based upon the aggregate amount of all loans secured by the Mortgaged Property securing such Second Mortgage Loan).

                  "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

                  "Servicing Rights" means (a) the rights, obligations, remedies, powers, and responsibilities of a Person to service Mortgage Loans owned by that Person, including without limitation the right to collect principal and interest payments, administer escrow accounts, and the right to own and possess loan files and all records, documents, and data relating to such Mortgage Loans, and (b) the obligations, rights, remedies, powers, privileges, benefits and responsibilities of a Person to service Mortgage Notes for GNMA, FNMA or FHLMC under and in accordance with the GNMA Guide, the FNMA Guide and the FHLMC Guide, respectively or for any Investor under any Servicing Contract, including, without limitation, (i) the right to receive servicing fees, termination fees, net sales proceeds, late charges, insufficient fund fees, and other ancillary income relating to the Mortgage Notes (ii) the right to hold and administer the escrow accounts, and (iii) the right to all loan files, insurance files, tax records, collection records, documents, ledgers, computer printouts, computer tapes and other records, data or information relating to the Mortgage Notes, the escrow accounts or the servicing or otherwise necessary or proper to perform the obligations of servicer.

                  "Single-family Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

                  "Statement Date" has the meaning set forth in Section 4.1
         (a)(5) hereof.

                  "Subordinated Debt" means, with respect to any Person, all Indebtedness of such Person, for borrowed money, which is, by its terms (which terms shall have been approved by the Lender) or by the terms of a subordination agreement, in form and substance satisfactory to the Lender, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to the Lender.

                  "Subprime Mortgage Loan" means a Single-family Mortgage Loan that (a) is, in the reasonable judgment of the Lender, consistent in all respects with traditional standards imposed by whole loan purchasers, relevant rating agencies and pool insurers for classification as "A-" or less Mortgage Loans; (b) has a maximum loan amount that does not exceed $500,000.00; provided, however, if the loan amount exceeds $350,000.00, such Mortgage Loan must be approved by Lender prior to its pledge hereunder and; (c) is secured by a First Mortgage or Second Mortgage; and (d) has a loan-to-collateral value ratio not greater than 95%.

                  "Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Tangible Net Worth" means, with respect to any Person at any date, the sum of the total shareholders' equity in such Person (including capital stock, additional paid-in capital, and retained earnings, but excluding treasury stock, if any), on a consolidated basis; less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, and Servicing Rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.3 hereof, provided that, for purposes of this Agreement, there shall be excluded from total assets, advances or loans to shareholders, officers or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person and those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in the Audit Guide for Audit of Approved Non-Supervised Mortgagees", as in effect as of such date.

                  "Termination Date" shall mean February 1, 2000, or such earlier date upon which Lender's obligation to fund shall be terminated pursuant to the terms of this Agreement.

                  "Tribunal" shall mean any court or governmental department, commission, board, bureau, agency, or instrumentality of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

                  "VA" means the Veterans Administration and any successor thereto.

                  "VA Loan" means a Single-family Mortgage Loan, payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

                  "Wet Settlement Advance" means a disbursement by the Lender under the Commitment and pursuant to Section 2.2(a) of this Agreement, in respect of the closing or settlement of a Single-family Mortgage Loan, in anticipation of and pending subsequent delivery and examination of the Collateral Documents as provided in Section II of EXHIBIT "C".

                  "Year 2000 Issue" means the failure of computer software, hardware, and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         1.2      Other Definitional Provisions.

         (a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

        (b) Defined terms may be used in the singular or the plural, as the context requires.

2.      THE CREDIT.

        2.1    The Commitment.

                (a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees, from time to time during the period from the date hereof to and including the Termination Date, to make Advances to the Company, provided the sum of the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed FIFTY MILLION AND N0/100 DOLLARS ($50,000,000.00). The obligation of the Lender to make Advances hereunder up to such limit is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations of the Company to the Lender.

               (b)Advances shall be used by the Company solely for the purpose of funding the acquisition or origination of Mortgage Loans, as specified in the Advance Request and none other, and shall be made at the request of the Company in the manner hereinafter provided in Section 2.2, against the pledge of such Mortgage Loans and such other collateral as is set forth in Section 3.1 hereof as Collateral therefor. Advances shall also be subject to the following restrictions:

                         (1) No Advance shall be made against Mortgage Loans
                  which are not Eligible Mortgage Loans.

                         (2) The aggregate amount of Wet Settlement Advances
                  outstanding at any one time shall not exceed SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($17,500,000.00).

                         (3) The aggregate amount of Advances against Second
                  Mortgage Loans outstanding at any one time shall not exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

                         (4) The aggregate amount of Advances against Aged
                  Mortgage Loans outstanding at any one time shall not exceed FIVE MILLION AND N0/100 DOLLARS ($5,000,000.00).

               (c)Advances against a Mortgage Loan that is not a Subprime Mortgage Loan or a Second Mortgage Loan shall not exceed, in the aggregate, an amount equal to 100% of the Collateral Value of such Mortgage Loan, to be determined as of the date such Mortgage Loan is pledged to Lender.

         (d) Advances against a Mortgage Loan that is a Subprime Mortgage Loan or a Second Mortgage Loan shall not exceed, in the aggregate, an amount equal to 95% of the Collateral Value of such Mortgage Loan, to be determined as of the date such Mortgage Loan is pledged to the Lender.

2.2      Procedures for Obtaining Advances.

         (a) The Company may obtain an Advance hereunder subject to the following:

                  (1) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section
         2.2 and in EXHIBIT "C" attached hereto and made a part hereof. Requests for Advances shall be initiated by the Company (i) by delivering to the Lender and its designee, by telecopy (with original to be sent immediately thereafter by overnight mail) a completed and signed request for an Advance (an "Advance Request") in the form of EXHIBIT "A" attached hereto and made a part hereof, or (ii) by using the electronic data transmission service provided by the Lender and its licensor, MBMS Incorporated, to transmit to the Lender a request for Advance ("Electronic Request"), which shall include all information required by EXHIBIT "A" through the Warehouse Management System software provided by the Lender and its licensor, MBMS Incorporated. The Lender shall have the right, on not less than three (3) Business Days' prior notice to the Company, to modify the Advance Request, Electronic Request, or any exhibits hereto to conform to current legal requirements or Lender practices, and, as so modified, said Advance Request, Electronic Request or exhibits shall be deemed a part hereof. In consideration of the Lender permitting the Company to make Electronic Requests for Advances utilizing the Warehouse Management System software or Advance Requests by telecopy, the Company covenants and agrees to assume liability for and to protect, indemnify and save the Lender harmless from, any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees and expenses of employees, which may be imposed, incurred by or asserted against the Lender by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with (i) any action of the Lender pursuant to Electronic Requests or Advance Requests by telecopy, (ii) the breach of any provisions of this Agreement by the Company, (iii) the transfer of funds pursuant to such Electronic Requests or Advance Requests by telecopy, or (iv) the Lender's honoring or failing to honor any Electronic Request or Advance Request by telecopy for any reason or no reason whatsoever. The Lender is entitled to rely upon and act upon Electronic Requests or Advance Requests by telecopy, and the Company shall be unconditionally and absolutely estopped from denying (x) the authenticity and validity of any such transaction so acted upon by the Lender once the Lender has advanced funds and has deposited or transferred such funds as requested in any such Electronic Request or Advance Request by telecopy, and (y) the Company's liability and responsibility therefor.

                           (2) In the case of any Wet Settlement Advances, the
                  Company shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender or its designee the documents set forth in
                  Section 11 of EXHIBIT "C" hereto. In case of Collateral financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents to be delivered to the Lender or its designee within seven (7) Business Days after the date of the Wet Settlement Advance relating thereto.

                           (3) Before funding, the Lender and its designee shall
                  have a reasonable time to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment. The Advance Request and the Collateral Documents must be received by Lender no later than 2:00 p.m. Houston, Texas time in order for funding to occur the same day.

                  (b) To make an Advance, the Lender shall credit the Funding Account upon compliance by the Company with the terms of this Agreement.

         2.3 Note. The Company's obligation to pay the principal of, and interest on, all Advances made by the Lender shall be evidenced by a promissory note (the "Note") of the Company dated as of the date hereof, in form of EXHIBIT "N" hereto. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

         2.4      Interest.

                  (a) (1) The unpaid amount of each Advance against Mortgage Loans that are not Aged Mortgage Loans shall bear interest from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest (the "Floating Rate") which is equal to 150 basis points (1.50%) per annum over the Monthly Average LIBOR Rate.

                           (2) The unpaid amount of each Advance outstanding
                  against Mortgage Loans that are Aged Mortgage Loans shall bear interest from the date such Mortgage Loans become Aged Mortgage Loans until such Advance is paid in full at a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) a variable rate of interest which is equal to 225 basis points (2.25%) per annum over the Monthly Average LIBOR Rate.

                           (3) Notwithstanding Section 2.4(a)(1) above to the
                  contrary, the unpaid portion of Advances against Mortgage Loans that are not Aged Mortgage Loans equal to Net Investable Balances shall bear interest at the rate of 1.50% per annum.

         (b) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the date of this Agreement, and ending on Termination Date.

         (c) Obligations not paid when due (whether at stated maturity, upon acceleration following the occurrence of an Event of Default or otherwise) shall bear interest, from the date due until paid in full, at a rate of interest ("Default Rate") at all times equal to the lesser of (i) four percent (4%) per annum over the Floating Rate; or (ii) the Maximum Rate, said interest to be payable on demand by Lender.

2.5      Principal Payments.

         (a) The outstanding unpaid principal amount of all Advances shall be payable in full upon February 1, 2000.

         (b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty, subject to the Company's obligation to pay the Non-Usage Fee pursuant to Section 2.8 hereof.

         (c) The Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to charge the Funding Account or any other accounts of the Company (excluding any monies held by Company in trust for third parties) in Lender's possession for the amount of any outstanding Advance against a specific Mortgage Loan, upon the earliest occurrence of any of the following events:

                  (1) The expiration of ninety (90) days from the date of any Advance for any Mortgage Loan (excluding Aged Mortgage Loans);

                  (2) The expiration of thirty (30) days from the date the Mortgage Loan was delivered to an Investor for examination and purchase, without the purchase being made, or upon rejection of the Mortgage Loan as unsatisfactory by an Investor;

                  (3) The expiration of forty-five (45) days from the date Mortgage Loan is delivered to the certificating custodian acceptable to the Lender for the issuance of a Mortgage-backed Security;

                  (4) The expiration of seven (7) Business Days from the date a Wet Settlement Advance was made without receipt of all Collateral Documents relating to such Mortgage Loan, or such Collateral Documents, upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

                (5) The expiration of ten (10) calendar days from the date a Collateral Document in connection with such Mortgage Loan was delivered to the Company for correction or completion, without being returned to the Lender, corrected or completed;

                  (6) The Mortgage Loan is in default and such default continues for a period of sixty (60) days or more;

                  (7) The expiration of three (3) Business Days after the date on which the related Purchase Commitment, if any, expires, is terminated or otherwise canceled or no longer in full force and effect and the specific Mortgage Loan was not delivered under the Purchase Commitment prior to such termination, expiration or cancellation;

                  (8) Upon sale of the Mortgage Loan.

         Upon receipt of such payment by the Lender, such Mortgage Loans or Mortgage-backed Securities shall be considered to have been redeemed from pledge, and the Collateral Documents relating thereto which have not been delivered to the Investor or the pool custodian or pool trustee shall be released by the Lender to the Company.

         (d) With respect to Aged Mortgage Loans, the Company shall be obligated to pay to the Lender (and the Company authorizes the Lender to charge the Funding Account or any other accounts of the Company [excluding monies held by the Company in trust for third parties] in Lender's possession for the payment thereof) the principal payments in the amounts and on the dates specified below:

                  (1) On the date a Pledged Mortgage becomes an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances made against such Aged Mortgage Loan to an amount equal to 80% of the Collateral Value of such Aged Mortgage Loan;

                  (2) On the date an Aged Mortgage Loan has been included in the Collateral for 120 days, a principal payment in an amount necessary to reduce the outstanding unpaid Advances made against such Aged Mortgage Loan to an amount equal to 70% of the Collateral Value of such Aged Mortgage Loan;

                  (3) On the date an Aged Mortgage Loan has been included in the Collateral for 150 days, a principal payment in an amount necessary to reduce the outstanding unpaid Advances made against such Aged Mortgage Loan to an amount equal to 60% of the Collateral Value of such Aged Mortgage Loan;

                  (4) On the date an Aged Mortgage Loan has been included in the Collateral for 180 days, an amount equal to the balance of the aggregate outstanding unpaid Advances against such Aged Mortgage Loan.

         2.6 Expiration of Commitment. Unless extended or terminated earlier as permitted hereunder, the Commitment shall expire of its own term, and without the necessity of action by the Lender, at the close of business on the Termination Date. However, the remainder of this Agreement shall remain in full force and effect until all amounts due on the Obligations have been paid in full. The Lender has not made, and does not hereby make, any commitment to renew, extend, rearrange or otherwise refinance the outstanding and unpaid principal of the Note or accrued interest thereon. In the event, however, the Lender from time to time renews, extends, rearranges, increases and/or otherwise refinances any portion or all of any Obligation and any accrued interest thereon at any time, such refinancing shall be evidenced by an appropriate promissory note in form and substance satisfactory to the Lender and, unless otherwise noted or modified at such time or times by the terms of such promissory note or any agreements executed in connection therewith, any such promissory note or notes and refinancing evidenced thereby shall be governed in all respects by the terms of this Agreement.

         2.7 Method of Making Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender not later than the close of business (Houston time) on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds.

         2.8 Commitment Fee. In consideration of Lender's agreement to make Advances available to Company under the Commitment, subject to the terms of this Agreement, Company shall pay to Lender, at the execution and delivery of this Agreement, a commitment fee equal to $125,000.00 (the "Commitment Fee"). The Commitment Fee shall be deemed fully earned and nonrefundable upon the execution and delivery of this Agreement by the parties, notwithstanding the Commitment is never fully funded during the term of this Agreement.

         2.9 Miscellaneous Charges. At the end of each month during the term of this Agreement, the Company shall pay to the Lender in arrears on or before five
(5) days after the later of (a) the end of each calendar month or (b) the Company's receipt of the Lender's bill for such monthly period, a transaction fee equal to $15.00 per Pledged Mortgage held by Lender during such month and for which Lender has not previously received a transaction fee, for the handling and administration of Advances and Collateral. For the purposes hereof, Company shall, at its sole cost and expense, pay all miscellaneous charges and expenses incurred by the Lender in connection with the handling and administration of Advances and Collateral, including, without limitation, all charges for security delivery fees and charges for overnight delivery of Collateral to Investors. Miscellaneous charges are due when incurred, but shall not be delinquent if paid within ten (10) days after receipt of an invoice or an account analysis statement from the Lender.

         2.10 Bailee. Lender appoints Company - and Company shall act - as its bailee to (i) hold in trust for Lender (A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Pledged Mortgage, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Company) insuring the Company's perfected, first priority Lien created by that mortgage, deed of trust, or trust deed, (C) the original insurance policies for each Pledged Mortgage, and (D) all other original documents relating to each Pledged Mortgage, including, without limitation, any promissory notes, any other loan documents, supporting documentation, purchase commitments, surveys, settlement statements, closing instructions, and Mortgage-backed Securities, and (ii) deliver to Lender any of the foregoing items as soon as reasonably practicable upon Lender's request.

3.       COLLATERAL.

         3.1 Grant of Security Interest. As security for the payment of the Note and for the performance of all of the Company's Obligations hereunder, the Company hereby assigns and transfers all right, title and interest in and to and grants a security interest to the Lender in the following described property, whether now owned or hereafter acquired (the "Collateral"):

                (a) All Mortgage Loans including all Mortgage Notes and Mortgages evidencing such Mortgage Loans including without limitation all Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender, which from time to time are delivered or caused to be delivered to the Lender or its designee, come into the possession, custody or control of the Lender for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lender hereunder (the "Pledged Mortgages").

                (b) All Mortgage-backed Securities which are from time to time delivered or caused to be delivered to, or are otherwise in the possession of the Lender, or its designee, its agent, bailee or custodian as assignee or pledged to the Lender, or for such purpose are registered by book-entry in the name of the Lender (the "Pledged Securities").

                (c) All private mortgage insurance and all commitments issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all guaranties related to Pledged Securities; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities and all other documents or instruments relating to the Pledged Mortgages, the Pledged Securities, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

                (d) All right, title and interest of the Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the foregoing Collateral) and other information and data of the Company relating to the foregoing Collateral.

                  (e) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Lender or its agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Lender.

                  (f) All cash and non-cash proceeds of the foregoing Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the foregoing Collateral, and all products and proceeds of the foregoing Collateral, together with whatever is receivable or received when the foregoing Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the foregoing Collateral or proceeds thereof.

        3.2 Security Interest in Mortgage-backed Securities. The Company's ability to convert Mortgage Loans that are within the Collateral to Mortgage-backed Securities are subject to the following conditions:

                  (a) Pledged Mortgages that are to be transferred to a pool custodian in connection with the issuance of Mortgage-backed Securities, shall be released from the Lender's security interest only against payment to the Lender of the amount due the Lender in connection with such Pledged Mortgages as determined in accordance with
         Section 3.5 of this Agreement or against the issuance of such Mortgage-backed Securities and the continuation of the Lender's first priority, perfected security interest in such Mortgage-backed Securities and the proceeds thereof until payment due the Lender in respect of said Pledged Mortgages is made to the Lender.

                  (b) In the case of Mortgage-backed Securities created from Pledged Mortgages, the Lender shall have the exclusive right to the possession of the Mortgage-backed Securities or, if the Mortgage-backed Securities are not to be issued in certificated form, shall have the right to have the book entries for the Mortgage-backed Securities issued in the Lender's name or the name or names of its designees. Lender shall cause delivery of the Mortgage-backed Securities to be made to the Investor or the book entries registered in the name of the Investor or the Investor's designee only against payment therefor. The Company acknowledges that the Lender may enter into one or more standing arrangements with other financial institutions for the issuance of Mortgage-backed Securities in book entry form in the name of such other financial institutions, as agent for the Lender, and the Company agrees upon request of the Lender, to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

         3.3 Delivery of Collateral Documents. The Lender or its designee exclusively shall deliver Pledged Mortgages or Pledged Securities to (a) an Investor that has issued a Purchase Commitment with respect thereto for its examination and purchase, or (b) an Approved Custodian for purposes of examination or delivery in connection with the issuance of Mortgage-backed Securities. In such cases where the Lender must deliver documents to an Investor or Approved Custodian, the Lender must receive signed shipping instructions (in the form of EXHIBIT "D" attached hereto), no later than 2:00 p.m. Houston, Texas time one (1) Business Day prior to the expiration of the appended Purchase Commitment, in addition to any other documents listed in Section III of EXHIBIT "C" in respect of the issuance of Mortgage-backed Securities. If shipping instructions are received by Lender before 2:00 p.m. Houston, Texas time of any Business Day, Lender will ship the documents together with the Bailee Letter (in form of EXHIBIT "K") to the Investor or Approved Custodian on the same Business Day, otherwise Lender will ship the documents the next Business Day following receipt of shipping instructions. In any case in which an Advance has been made hereunder against Pledged Mortgages, based on the existence of a Purchase Commitment covering such Pledged Mortgages, the Company agrees that such Pledged Mortgages will not be placed in any mortgage pool other than an Eligible Mortgage Pool, unless such Pledged Mortgages have been redeemed from pledge as permitted hereunder or other arrangements, satisfactory to the Lender in its sole discretion, have been made for the redemption of such Pledged Mortgages from pledge hereunder. The Lender may deliver any document relating to the Collateral to the Company for correction or completion against a trust receipt in the form of EXHIBIT "E" attached hereto executed by the Company. The Company hereby represents and warrants to and agrees with the Lender that any request by the Company for release of the Collateral consisting of or relating to Mortgage Loans to the Company shall be solely for the purposes of correcting clerical or non-substantial documentation problems in preparation for returning such Collateral to the Lender for ultimate sale or exchange and the aggregate Collateral Value of the Collateral released to the Company pursuant to this
Section 3.3 will not exceed $500,000.00; the Company shall request such release in compliance with all of the terms and conditions of such release set forth herein; and the Company will return to the Lender such documentation released to the Company pursuant to this Section 3.3 within ten (10) calendar days after such delivery.

         3.4 Delivery of Additional Collateral or Mandatory Prepayment. At any time that the aggregate Collateral Value of the Collateral then pledged hereunder is less than the aggregate amount of the Advances then outstanding hereunder (the "Deficiency"), the Lender may request, and the Company shall within two (2) Business Days after Notice by the Lender, either (a) deliver to the Lender or its designee for pledge hereunder additional Mortgage Loans and/or cash, in aggregate amounts sufficient to cover the Deficiency, or (b) repay the Advances in an amount equal to the Deficiency.

         3.5 Right of Redemption from Pledge. So long as no Event of Default has occurred, the Company may redeem a Mortgage Loan or, Mortgage-backed Security, by notifying the Lender of its intention to redeem such Mortgage Loan or Mortgage-backed Security, from pledge and by paying, or causing an Investor to pay, to the Lender, for application to prepayment of the principal balance of the Note, an amount (the "Redemption Amount") equal to the amount of the Advance made with respect to or relating to such Mortgage Loan or Mortgage-backed Security.

         3.6 Collection and Servicing Rights. So long as no Event of Default shall have occurred, the Company shall be entitled to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Lender or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Lender or its designee in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Lender so requests, forthwith pay to the Lender at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Lender as to the source of such funds, and (c) all amounts so received and collected by the Lender shall be held by it as part of the Collateral.

         3.7 Return or Release of Collateral at End of Commitment. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations evidenced by the Loan Documents or due under this Agreement shall be outstanding and unpaid, the Lender shall deliver or release all Collateral in its possession to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4.       CONDITIONS PRECEDENT.

         4.1 Initial Advance. The obligation of the Lender to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, on or before the date thereof, of the following conditions precedent:

                  (a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its sole discretion:

                           (1) The Loan Documents dated as of the date hereof
                  duly executed by the Company;

                           (2) Certified copies of the Company's articles of
                  incorporation and bylaws and certificates of good standing dated no less recently than ninety (90) days prior to the date of this Agreement and a certification from the taxing authority of the state of incorporation stating that the Company is in good standing with said taxing authority;

                           (3) An original resolution of the board of directors
                  of the Company, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement;

                           (4) A certificate (in the form of EXHIBIT "J") of the
                  Company's corporate secretary as to the resolution of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the other Loan Documents and each

                  Advance Request and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender);

                           (5) Financial statements of the Company (and its
                  Subsidiaries, on a consolidated basis) containing a balance sheet as of June 30, 1998 (the "Statement Date") and related statements of income, changes in stockholders' equity and cash flows for the period ended on the Statement Date and a balance sheet as of September 30, 1998 ("Interim Date") and related statement of income for the period ended on the Interim Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and in the case of the statements as of the Statement Date, audited by independent certified public accountants of recognized standing acceptable to the Lender;

                           (6) A favorable written opinion of counsel to the
                  Company, dated as of the date of this Agreement, to be in substantially the form of EXHIBIT "M" hereto, and addressed to the Lender;

                           (7) A tax, lien and judgment search of the
                  appropriate public records for the Company, including a search of Uniform Commercial Code financing statements, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder;

                           (8) Copies of the certificates, documents or other
                  written instruments which evidence the Company's eligibility described in Section 5.11 hereof, all in form and substance satisfactory to the Lender;

                           (9) Copies of the Company's errors and omissions
                  insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, all in form and content satisfactory to the Lender, showing compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof and showing Lender as an additional loss payee on such policies;

                           (10) Executed financing statements in recordable form
                  covering the Collateral and ready for filing in all jurisdictions required by the Lender;

                           (11) Evidence that the Funding Account has been
                  established with the Lender.

         4.2 Each Advance. The obligation of the Lender to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

                  (a) In connection with an Advance, the Company shall have delivered to the Lender the Advance Request or the Electronic Request, Collateral Documents, and documents required under and shall have satisfied the procedures set forth in Section 2.2 and EXHIBIT "C", according to the type of Collateral to be financed through the requested Advance. All items delivered to the Lender or its designee shall be satisfactory to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

                  (b) The Lender shall have received evidence satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code of Texas or other applicable law.

                  (c) The representations and warranties of the Company contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

                  (d) The Company shall have performed all agreements to be performed by it hereunder, including without limitation, the payment of all Non-Usage Fees when due hereunder, and, as of the date of the Advance Request, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

                  (e) The Company shall not have incurred any material liabilities, direct or contingent, except as approved by Lender pursuant to Section 7.15, since the dates of the Company's most recent financial statements theretofore delivered to the Lender.

                  (f) The Lender shall have received from counsel for the Company, if requested by the Lender in its sole discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

                  (g) Such additional documents, instruments, and information as Lender or its legal counsel may reasonably require.

         Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this Article 4 shall have been satisfied as of the date of such Advance.

5.       REPRESENTATIONS AND WARRANTIES.

         The Company hereby represents and warrants to the Lender, as of the date of this Agreement and (unless otherwise notified in writing by the Company and Lender, in its sole discretion, approves in writing) as of the date of each Advance Request and the making of each Advance, that:

         5.1 Organization, Good Standing, Subsidiaries. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on EXHIBIT "G" hereto. EXHIBIT "G" sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of the Company in such Subsidiary.

         5.2 Authorization and Enforceability. The Company has all requisite corporate power and authority to execute, deliver, create, issue, comply and perform this Agreement, the Note and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Note and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under any contracts to which Company is a party, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any Indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally.

         5.3 Financial Condition. The balance sheet of the Company provided to Lender pursuant to Section 4.1(a)(5) hereof (and if applicable, its Subsidiaries, on a consolidating and consolidated basis) as at the Statement Date, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal year ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the Company and its Subsidiaries as at the Statement Date and the Interim Date and the results of its and their operations for the fiscal period ended on the Statement Date and the Interim Date. The Company had, on the Statement Date and the Interim Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Lender in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company or its Subsidiaries, nor is the Company aware of any state of facts particular to the Company which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

         5.4 Litigation. Except as disclosed on EXHIBIT "H", there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

         5.5 Compliance with Laws. To the knowledge of Company, neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

         5.6 Regulations G and U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

        5.7 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.8 Agreements. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture, or subject to any restriction, materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.3 hereof. The Company and each Subsidiary of the Company are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any Indebtedness of the Company or of any of its Subsidiaries has given notice of any alleged default thereunder or, if given, the same has been cured or will be cured by Company within the cure period provided therein, and no liquidation or dissolution of the Company or any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its Subsidiaries or any of their respective properties is pending, or to the knowledge of the Company, threatened.

         5.9 Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in

Section 5.3 hereof, and all such properties and assets are free and clear of all material Liens except as disclosed in such financial statements and not prohibited under this Agreement.

        5.10 ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since December 1, 1974.

        5.11 Eligibility. The Company has all requisite corporate power and authority and all necessary licenses, permits, franchises and other authorizations to own and operate its property and to carry on its business as now conducted. If approved now or hereafter as a lender or seller/servicer for any one or more of the governmental agencies as set forth below, the Company will remain at all times approved and qualified and in good standing and meet all requirements applicable to such status:

               (a) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA.

               (b) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FHLMC.

               (c) GNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to GNMA.

               (d) HUD approved lender, eligible to originate, purchase, hold, sell and service FHA-insured Mortgage Loans.

               (e) VA lender in good standing under the VA loan guarantee program eligible to originate, purchase, hold, sell, and service VA-guaranteed Mortgage Loans.

        5.12 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance, that:

               (a) The Company is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities. All Pledged Mortgages, Pledged Securities, and Purchase Commitments have been duly authorized and validly granted or issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been validly pledged or assigned to the Lender, subject to no other Liens.

        (b) The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

        (c) Any Mortgage Loan and related documents included in the Pledged Mortgages (1) as of the date of the Advance Request for such Mortgage Loan, has been duly executed and delivered by the parties thereto at a closing held not more than sixty (60) days prior to such date; (2) has been made in material compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations; (3) is valid and enforceable in accordance with its terms, without defense or offset; (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived; and (5) complies with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Company. Each Mortgage Loan has been fully advanced in the face amount thereof and each Mortgage creates a Lien on the premises described therein.

        (d) No monetary default, nor, to the knowledge of the Company, any event which, with notice or lapse of time or both, would become a default, has occurred and is continuing under any Mortgage Loan included in the Pledged Mortgages; provided, however, that, with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if the Company becomes aware that any such default or event has occurred, the Company will promptly notify the Lender and the same shall not have continued for more than sixty (60) days.

        (e) The Company has substantially complied in all material respects with all laws, rules and regulations in respect of the FHA insurance or VA guarantee of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loans, and such insurance or guarantee is in full force and effect in all material respects. All such FHA insured and VA guaranteed Mortgage Loans comply in all material respects with all applicable requirements for purchase under the FNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect.

        (f) All fire and casualty policies covering Mortgaged Property encumbered by a Pledged Mortgage (1) name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the same is required by FHA or VA.

               (g) Pledged Mortgages encumbering Mortgaged Property located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

               (h) Each FHA insured Mortgage Loan pledged hereunder meets all material applicable governmental requirements for such insurance. Each Mortgage Loan, against which an Advance is made on the basis of a Purchase Commitment meets all requirements of such Purchase Commitment. The Company shall assure that Mortgage Loans pledged pursuant to this Agreement and intended to be used in the formation of Mortgage-backed Securities shall comply, or prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department or agency guaranteeing such Mortgage-backed Security in all material respects.

                (i) For Pledged Mortgages which will be used to secure GNMA Mortgage-backed Securities, the Company has received from GNMA a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of GNMA sufficient to permit the issuance of GNMA Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to secure such GNMA Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Company to one of such Pool Numbers and a portion of the available GNMA Commitment has been allocated thereto by the Company, in an amount at least equal to the principal amount of each Mortgage Note secured by such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.

                (j) Each Pledged Mortgage in excess of $250,000.00 is supported by an appraisal that meets the appraisal requirements of FNMA or FHLMC (in the case of residential Mortgaged Property), or the Office of Thrift Supervision for the type of Mortgaged Property securing that Pledged Mortgage; or, alternatively, such Pledged Mortgage is eligible for purchase or is guaranteed or insured by a U.S. Government agency or a U.S. Government sponsored enterprise.

        5.13 RICO. The Company is not in violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override Lender's security interest in the Collateral.

        5.14 Proper Names. The Company does not operate in any jurisdiction under a trade name, division, division name or name other than those names set forth on EXHIBIT "I" attached hereto and all such names included on EXHIBIT "I" are utilized by the Company only in the jurisdictions listed therein.

        5.15 Direct Benefit From Loans. The Company has received, or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other Loan Documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party. Contemporaneously with the disbursements of each Advance by the Lender to the Company, all such proceeds will be used to finance the origination or purchase of Mortgage Loans.

      5.16 Loan Documents Do Not Violate Other Documents. Neither the execution and delivery by the Company of this Agreement or any other Loan Document to which it is a party nor the consummation of the transactions herein and therein contemplated, nor the performance of, or compliance with, the terms and provisions hereof and thereof, does or will contravene, breach or conflict with any provision of either of its articles of incorporation or by-laws, or any applicable law, statute, rule or regulation or any judgment, decree, writ, injunction, franchise, order or permit applicable to the Company or its assets or properties, or does or will conflict or be inconsistent with, or does or will result in any breach or default of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other instrument to which the Company is a party or by which the Company or any of its property may be bound, the contravention, conflict, inconsistency, breach or default of which will have a materially adverse effect on the Company's condition, financial or otherwise, or affect its ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents.

      5.17 Consents Not Required. Except for those consents that have already been obtained and delivered to Lender or required as a condition to any Advance hereunder, no consent of any Person and no consent, license, permit, approval, or authorization of, exemption by, or registration or declaration with, any Tribunal is required in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any of the Loan Documents by the Company.

      5.18 Material Fact Representations. Neither the Loan Documents nor any other agreement, document, certificate, or written statement furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of a material adverse fact. There are no material adverse facts or conditions relating to the making of the Commitment, any of the Collateral, and/or the financial condition and business of the Company known to the Company which have not been fully disclosed, in writing, to the Lender, it being understood that this representation is made as of, and shall be limited to the date of this Agreement. All writings heretofore or hereafter exhibited or delivered to the Lender by or on behalf of the Company are and will be genuine and what they purport to be.

      5.19 Place of Business. The principal place of business of the Company is 1603 McGaw Avenue, Irvine, California 92614, and the chief executive office of the Company and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is located at the address set forth for the Company in Section 9 hereof.

      5.20 Use of Proceeds: Business Loans. The Company will use the proceeds of the Advances made pursuant to the Commitment solely as follows, and for no other purpose: finance the origination and purchase of Mortgage Loans. All loans evidenced by the Note are and shall be

"business loans", as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Texas Credit Title, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act. The provisions of the Texas Credit Title which regulate revolving loans and revolving triparty accounts) shall not apply to this Agreement.

      5.21 No Undisclosed Liabilities. Other than as permitted in Section 7.15 hereof, the Company does not have any liabilities or Indebtedness, direct or contingent, except for liabilities or Indebtedness which, in the aggregate, do not exceed $100,000.00.

      5.22 Tax Returns and Payments. All federal, state and local income, excise, property and other tax returns required to be filed with respect to Company's operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon the Company, and Company's Subsidiaries and upon its property, income or franchises, which are due and payable have been paid, including, without limitation, all FICA payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which the Company has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.3 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company, and Company's Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

      5.23 Subsidiaries. The Company has not issued, and does not have outstanding, any warrants, options, rights or other obligations to issue or purchase any shares of its capital stock or other securities other than have been disclosed in any filing with the Securities Exchange Commission. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of Company's Subsidiaries are listed on EXHIBIT "G", attached hereto.

      5.24 Holding Company. The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.25 Year 2000 Issue. The Company and its Subsidiaries have reviewed the effect of the year 2000 Issue on the computer software, hardware, and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Company and its Subsidiaries interface). The Company and its Subsidiaries have reviewed and determined that the costs to the Company and its

Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the year 2000 Issue to the Company or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others), are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects, or condition (financial or otherwise) of the Company or its Subsidiaries.

6.      AFFIRMATIVE COVENANTS.

        The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

        6.1 Payment of Note. Punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Note in accordance with the terms thereof.

        6.2 Financial Statements and Other Reports. Deliver to the Lender:

               (a) Within forty-five (45) days after the end of each calendar quarter, statements of income and changes in stockholders' equity and cash flow of the Company and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for the immediately preceding quarter, and related balance sheet as at the end of the immediately preceding quarter, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the president and chief financial officer of the Company, subject, however, to year-end audit adjustments.

               (b) Within ninety (90) days after the close of each fiscal year: statements of income, changes in stockholders' equity and cash flows of the Company, and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to the Lender and prepared by an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, as to said financial statements and a certificate signed by the president and chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company and, if applicable, Company's Subsidiaries as at the end of, and for, such year.

               (c) Together with each delivery of financial statements required in this Section 6.2, an Officer's Certificate in substantially the form of EXHIBIT "F" hereto.

                (d) Reports in respect of the Pledged Mortgages and Pledged Securities, in such detail and at such times as the Lender in its discretion may request at any time or from time to time, including, without limitation, a monthly pipeline report in form satisfactory to Lender, to be delivered with the monthly financial statements required in Section 6.2(a).

                (e) Copies of all regular or periodic financial and other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto and copies of any audits completed by GNMA, FHLMC, or FNMA. Copies of the Mortgage Bankers' Financial Reporting Forms (FNMA Form 1002) which the Company shall have filed with FNMA.

                (f) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Lender may reasonably request.

        6.3 Maintenance of Existence: Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section 5.11 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required by HUD at any and all times for maintaining the Company's status as a FHA approved mortgagee; and make no material change in the nature or character of its business or engage in any business outside the real estate and financial services sector in which it was not engaged on the date of this Agreement.

        6.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings, and with sufficient reserves established therefor.

        6.5 Inspection of Properties and Books. Permit authorized representatives of the Lender to (a) discuss the business, operations, assets and financial condition of the Company and Company's Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, and (b) inspect all of the Company's property and all related information and reports at Lender's expense, all at such reasonable times as the Lender may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any authorized representatives of the Lender may address to them in reference to the financial condition or affairs of the Company and Company's Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Lender and the Company accountants held in accordance with this authorization.

        6.6 Notice. Give prompt written notice to the Lender of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of One Hundred Thousand Dollars ($100,000.00) (except for normal collection and foreclosure proceedings initiated by the Company in connection with a Mortgage Loan or any other mortgage loan), or any such proceedings threatened against the Company, or any of Company's Subsidiaries in writing containing the details thereof, (b) the filing, recording or assessment of any material federal, state or local tax Lien against it, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 5.11 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company or Company's Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement instrument or indenture to which the Company is a party or to which the Company its properties or assets may be subject.

        6.7 Payment of Debt. Taxes, etc. Pay and perform all obligations and Indebtedness of the Company, and cause to be paid and performed all obligations and Indebtedness of its Subsidiaries in accordance with the terms thereof and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries, or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay obligation, Indebtedness, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending, and provided further that book reserves adequate under generally accepted accounting principles shall have been established with respect thereto and provided further that the owing Person's title to, and its right to use, its property is not materially adversely affected thereby.

        6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA and FHLMC requirements applicable to a qualified mortgage originating institution, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and
(c) within thirty (30) days after notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Lender without charge upon obtaining such coverage or any renewal of or modification to such coverage.

        6.9 Closing Instructions. THE COMPANY AGREES TO INDEMNIFY AND HOLD THE LENDER HARMLESS FROM AND AGAINST ANY LOSS, INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS, ATTRIBUTABLE TO THE FAILURE OF A TITLE INSURANCE COMPANY, AGENT OR ATTORNEY TO COMPLY WITH THE DISBURSEMENT OR INSTRUCTION LETTER OR LETTERS OF THE COMPANY OR OF THE LENDER RELATING TO ANY MORTGAGE LOAN. The Lender shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company pursuant hereto.

        6.10 Other Loan Obligations. Perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Lender in writing of a declared default under or the termination, cancellation, reduction or non-renewal of any of its other lines of credit or financing agreements with any other lender. EXHIBIT "B" hereto is a true and complete list of all such lines of credit or financing agreements as of the date hereof.

        6.11 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the purpose of financing or purchasing Pledged Mortgages, including the issuance of Mortgage-backed Securities based thereon.

        6.12 Special Affirmative Covenants Concerning Collateral.

                (a) Warrant and defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

               (b) Service or cause to be serviced all Pledged Mortgages in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and issuers of Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

             (c) Execute and deliver to the Lender such Uniform Commercial Code financing statements with respect to the Collateral as the Lender may request. The Company shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender to secure the Collateral, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Texas, or any other applicable law, in addition to all rights provided for herein.

               (d) Notify the Lender within two (2) Business Days after receipt of notice from an Investor of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

                (e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than the expiration thereof.

               (f) Maintain, at its principal office or in a regional office approved by the Lender, or in the office of a computer service bureau engaged by the Company and approved by the Lender, and, upon request, shall make available to the Lender the originals, or copies in any case where the originals have been delivered to the Lender or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Mortgage-backed Securities delivered to the Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

        6.13 Cure of Defects in Loan Documents. The Company will promptly cure and cause to be promptly cured any defects in the creation, issuance, execution and delivery of this Agreement and the other Loan Documents; and upon request of the Lender and at the Company's expense, the Company will promptly execute and deliver, and cause to be executed and delivered, to the Lender or its designee, all such additional documents, agreements and/or instruments in compliance with or in accomplishment of the covenants and agreements of this Agreement and the other Loan Documents, and/or to create, perfect, preserve, extend and/or maintain any and all Liens created pursuant hereto or pursuant to any other Loan Document as valid and perfected Liens (of a priority as set forth in this Agreement) in favor of the Lender to secure the Obligations, all as reasonably requested from time to time by the Lender.

        6.14 Year 2000 Compliant. Will take all necessary and reasonable action to complete in all material respects by July 1, 1999, the reprogramming of computer software, hardware, and firmware systems used or relied upon in the conduct of the Company's business (including systems and equipment supplied by others or with which such systems of Company interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and testing of such systems and equipment, as so reprogrammed. At the request of the Lender, Company shall provide to the Lender reasonable assurance of its compliance with the preceding sentence.

7.      NEGATIVE COVENANTS.

The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or any other Loan Document, the Company shall not, either directly or indirectly, without the prior written consent of the Lender:

        7.1 Contingent Liabilities. Assume, incur, create, guarantee, endorse, or otherwise become or be liable for the obligation of any Person other than the Company except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and excluding the sale of Mortgage Loans with recourse in the ordinary course of the company's business.

        7.2 Pledge of Mortgage Loans. Except for Mortgage Loans pledged to the lenders described in EXHIBIT "B", pledge or grant a security interest in any existing or future Mortgage Loans acquired by the Company other than to the Lender except as otherwise expressly permitted in this Agreement; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company's business.

        7.3 Loss of Eligibility. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.11 hereof.

        7.4 Debt to Adjusted Tangible Worth Ratio. Permit the ratio of Debt to Adjusted Tangible Worth of the Company (and its Subsidiaries, on a consolidated basis) to exceed 15:1 computed as of the end of each calendar quarter.

        7.5 Minimum Adjusted Tangible Net Worth. Permit Adjusted Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) to be less than Twenty-Five Million Dollars ($25,000,000.00), computed as of the end of each calendar quarter.

        7.6 Limits on Corporate Distributions. Pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock or any redemption or other acquisition, direct or indirect, of any shares of its stock or of any warrants, rights or other options to purchase any shares of its stock nor purchase, acquire, redeem or retire any stock or ownership interest in itself whether now or hereafter outstanding if a Default, Event of Default or violation of Sections 7.5 and 7.6 hereof exists at such time, or would exist immediately thereafter.

        7.7 RICO. Violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty, including, without limitations, RICO.

        7.8 No Loans or Investments Except Approved Investments. Without the prior written notice to Lender, make or permit to remain outstanding any loans or advances to, or investments in, any Person, except that the foregoing restriction shall not apply to:

                (a) investments in marketable obligations maturing no later than 180 days from the date of acquisition thereof by the Company and issued and fully guaranteed, directly, by the full faith and credit of the Government of the United States of America or any agency thereof; and

               (b) investments in certificates of deposit maturing no later than 180 days from the date of issuance thereof and issued by commercial banks in the United States and such banks rated by Moody's Investor Service, Inc. and receiving a rating of Prime-2 or higher on Moody's short term debt rating or rated by Standard & Poor's Corporation and receiving a rating of AA-/A1+ or higher on S&P's short term debt rating, or issued by Lender, it being acknowledged and agreed that the foregoing requirements shall pertain to certificates of deposit issued and/or received on a date on or after the date of this Agreement); and

                (c) investments not to exceed $200,000.00 in the aggregate.

        7.9  Charter Documents and Business Termination.

               (a) Issue, sell or commit to issue or sell any shares of its capital stock of any class, or other equity or investment security that results or would result in a Change of Control,

               (b) Amend or otherwise modify its corporate charter or otherwise change its corporate structure in any manner which will have a materially adverse effect on the Company's condition, financial or otherwise, or which will have a material adverse effect upon the Company's ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents, or

               (c) Take any action with a view toward its dissolution, liquidation or termination, or, in fact, dissolve, liquidate or terminate its existence.

        7.10 Changes in Accounting Methods. Make any material change in its accounting method as in effect on the date of this Agreement or change its fiscal year ending date from June 30, unless such changes (a) are required for or are in conformity with generally accepted accounting principles and, in such event, the Company will give prior written notice of each such change to the Lender or (b) or if not so required, are in conformity with generally accepted accounting principles and have the prior written approval of the Lender which approval shall not be unreasonably withheld.

        7.11 No Sales, Leases or Dispositions of Property. Except in the ordinary course of its business, the Company will not sell, lease, transfer or otherwise dispose of all or any material portion or portions or integral part of its properties or assets, whether now owned or hereafter acquired (whether in a single transaction or in a series of transactions), or enter into any arrangement, directly or indirectly, with any person, whereby it shall sell or transfer all or any material portion of its properties or assets, whether now owned or hereafter acquired, and thereafter rent or lease as lessee such property or any part thereof which it intends to use for substantially the same purpose or purposes as the property sold or transferred.

        7.12 Changes in Business or Assets. Make any substantial change (a) in the nature of its business as now conducted, or (b) in the use of its property as now used and proposed to be used.

        7.13 Changes in Office or Inventory Location. Change the address and/or location of its chief executive office or principal place of business or the place where it keeps its books and records or its inventory to a location outside the State of California unless, prior to any such change, the Company shall execute and cause to be executed such additional agreements and/or lien instruments as the Lender may reasonably request to conform with the provisions hereof and the transactions and perfected Liens in the Collateral contemplated under this Agreement and the other Loan Documents.

        7.14 Special Negative Covenants Concerning Collateral.

               (a) The Company shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged Securities.

               (b) The Company shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

               (c) The Company shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

        7.15 No Indebtedness. Except for the Indebtedness described in EXHIBIT "B" hereto, without the prior written consent of Lender, the Company will not incur, create, assume or guarantee or in any manner become or be liable or permit to be outstanding any Indebtedness (including obligations for the payment of rentals other than provided for herein) nor guarantee any contract or other obligation, and will not in any way become or be responsible for obligations of any Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person or otherwise, except that the foregoing restrictions shall not apply to:

                (a) the Obligations.

                (b) liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under generally accepted accounting principles have been established therefor.

                (c) endorsements of negotiable instruments for collection in the ordinary course of business.

               (d) Indebtedness incurred in the ordinary course of business in connection with normal trade or business obligations which are payable within 90 days of the occurrence thereof, provided, however, that no Indebtedness shall be incurred by the Company to any Affiliate other than in the ordinary course of business and upon substantially the same or better terms as it could obtain in an arm's length transaction with a Person who is not an Affiliate.

               (e) Indebtedness of less than $200,000.00, in the aggregate, incurred in the ordinary course of business.

               (f) Indebtedness incurred in the ordinary course of business for the purpose of leasing office space or equipment to be used in the conduct of the business of the Company.

8.      DEFAULTS; REMEDIES.

        8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

               (a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within ten (10) days after the due date; or failure to pay, beyond any applicable grace period, the principal or interest on any other indebtedness due the Lender; or

               (b) Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other Indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other Indebtedness of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, Indebtedness of the Company or its Subsidiaries in the aggregate amount of Two Hundred Thousand Dollars ($200,000.00) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

               (c) Any of the Company's representations or warranties made or deemed made herein or in any other Loan Document, or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any materially adverse respect on the date as of which made or deemed made; or

               (d) The Company shall default in the performance of or compliance with any term or covenant contained in this Agreement and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Lender of such default other than those referred to above in Subsections 8.1(a), 8.1(b), or 8.1(c); or

        (e) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of Company's Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in respect of the Company or any of Company's Subsidiaries, which decree or order is not stayed; or a filing of an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any of Company's Subsidiaries has occurred; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of Company's Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of Company's Subsidiaries, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of Company's Subsidiaries, and the continuance of any such events in Subsections (1) and (2) above for sixty (60) days unless dismissed or discharged; or

        (f) The Company or any of Company's Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of Company's Subsidiaries of any assignment for the benefit of creditors; or the failure of the Company or any of Company's Subsidiaries, or the admission by any of them of its inability, to pay its debts as such debts become due; or

        (g) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of Two Hundred Thousand Dollars ($200,000.00) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

        (h) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

        (i) Any Plan maintained by the Company or any of Company's Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's or any Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than Fifty Thousand Dollars ($50,000.00) (or in the case of a termination involving the Company or any of Company's Subsidiaries as a "substantial employer" (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

        (j) The Company or any of Company's Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Two Hundred Thousand Dollars ($200,000.00); or

        (k) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof, or the Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten (10) days of the date of such impairment; or

        (l) The Company dissolves or terminates its existence, or discontinues its usual business; or

        (m) Any court shall find or rule, or the Company shall assert or claim,
(i) that the Lender does not have a valid, perfected, enforceable Lien and security interest in the Collateral of the priority as represented in this Agreement or in any other Loan Document, or (ii) that this Agreement or any of the Loan Documents does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto, or
(iii) that any Person has a conflicting or adverse Lien, claim or right in, or with respect to, the Collateral and the Company is unable within 10 days to have such finding or ruling reversed or to have such adverse Lien, claim or right removed; or

        (n) The Company shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint or other process which is not vacated within 60 days from the date thereof; or

        (o) There shall be a material adverse change in the financial condition or operations of the Company; or

        (p) A Change of Control occurs.

8.2     Remedies.

        (a) Upon the occurrence of any Event of Default described in Sections 8.1(e) or 8.1(f), the Commitment shall be terminated and all Obligations of the Company shall automatically become due and payable, without presentment for payment, demand, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, maturity, or any other notices or requirements of any kind of Lender to the Company or any other Person liable thereon or with respect thereto, all of which are hereby expressly waived by the Company.

        (b) Upon the occurrence of any Event of Default, other than those described in Sections 8.1(e) or 8.1(f), the Lender may, by written notice to the Company, terminate the Commitment and/or declare all Obligations of the Company to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued and unpaid interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

        (c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

               (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of Obligations of the Company in any manner permitted by law or provided for hereunder.

               (2) Notify all obligors in respect of the Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

               (3) Act, or contract with a third party to act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's fees to be paid by the Company.

               (4) Require the Company to assemble the Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

               (5) Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process.

               (6) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

               (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Texas or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Company not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

               (8) Proceed against the Company on the Note.

        (d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree and none of the actions described herein shall render Lender's disposition of the Collateral in such a manner as commercially unreasonable.

        (e) The Company specifically waives (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

               (f) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

               (g) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

        8.3 Application of Proceeds. The proceeds of any sale, disposition or other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender:

                First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Lender in connection therewith;

                Second, to the payment of any other amounts due (other than principal and interest) under the Note or this Agreement;

                Third, to the payment of interest accrued and unpaid on the Note;
                Fourth, to the payment of the outstanding principal balance of the Note; and

                Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Company, the Company shall remain liable for any deficiency.

        8.4 Lender Appointed Attorney-in-Fact. The Lender is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages or Pledged Securities payable to the order of the Company, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

        8.5 Right of Set-Off. If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other Obligations under this Agreement, the Lender, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit of the account of the Company (excluding any monies held by the Company in trust for third parties) against and on account of the Obligations, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said Obligations shall have matured; provided, however, that the Lender shall not be allowed to set-off against funds in accounts with respect to which (i) the Company is a trustee or an escrow agent in respect of bona fide third parties other than Affiliates, and (ii) such trust or escrow arrangement was so denominated at the time of the creation of such account.

9.      NOTICES.

        All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or mailed, first class, return receipt requested, postage prepaid, or delivered by overnight courier, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight courier, or if mailed on the third Business Day after being deposited in the mails, addressed as follows:

               If to the Company:  BNC Mortgage, Inc.
                                   Attn: Kelly Monahan, President
                                   1603 McGaw Avenue
                                   Irvine, California 92614
                                   Fax No.: (949) 260-6078

               If to the Lender:   Bank United
                                   Attn: Ms. Michele Perrin, Vice President
                                         Mortgage Banker Financing
                                   10352 Cowan Heights

                                    Santa Ana, California 92705
                                    Fax No.: (714) 544-5695

               with a copy to:      Bank United
                                    Attn: Frank Hattemer
                                          Managing Director, Mortgage Banker
                                          Financing
                                    3200 Southwest Freeway, Suite 1300
                                    Houston, Texas 77027
                                    Fax No.: (713) 543-6022

               and:                 Bank United
                                    Attn: Jonathon K. Heffron
                                          General Counsel
                                    3200 Southwest Freeway, Suite 1300
                                    Houston, Texas 77027
                                    Fax No.: (713) 543-6469

10.     REIMBURSEMENT OF EXPENSES; INDEMNITY.

        The Company shall: (a) pay all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees, in connection with the preparation, negotiation, documentation, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; provided, however costs and expenses of Lender for attorneys fees in connection with the preparation, negotiation and documentation of the lending transaction evidenced by this Agreement shall not exceed $5,000.00 plus the reasonable expenses of Lender's counsel; (b) pay, and hold the Lender and any holder of the Note harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (c) INDEMNIFY, PAY AND HOLD HARMLESS THE LENDER AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS AND ANY SUBSEQUENT HOLDER OF THE NOTE FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER (THE "INDEMNIFIED LIABILITIES") (INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES RESULTING, IN WHOLE OR IN PART, FROM LENDER'S OWN NEGLIGENCE OR STRICT LIABILITY) WHICH MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST THE LENDER OR SUCH HOLDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT (DIRECTLY OR INDIRECTLY) FROM ANY CLAIMS MADE, OR ANY ACTIONS, SUITS OR PROCEEDINGS COMMENCED OR THREATENED, BY OR ON BEHALF OF ANY CREDITOR (EXCLUDING THE LENDER AND THE

HOLDER, OR HOLDERS OF THE NOTE), SECURITY HOLDER, SHAREHOLDER, CUSTOMER (INCLUDING, WITHOUT LIMITATION, ANY PERSON HAVING ANY DEALINGS OF ANY KIND WITH THE COMPANY), TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE AND/OR AGENT OF THE COMPANY ACTING IN SUCH CAPACITY, THE COMPANY OR ANY GOVERNMENTAL REGULATORY BODY OR AUTHORITY. THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT THE INDEMNIFIED LIABILITIES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER OR LENDER'S OWN VIOLATIONS OF REGULATIONS APPLICABLE TO IT. THE AGREEMENT OF THE COMPANY CONTAINED IN THIS SUBSECTION (C) SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE NOTE. ATTORNEYS' FEES AND DISBURSEMENTS INCURRED IN ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT.

11.     FINANCIAL INFORMATION.

        All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period ended, the Statement Date (except to the extent otherwise required to conform to good accounting practice).

12.     MISCELLANEOUS.

        12.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties; covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding hereunder or there remain any Obligations of the Company hereunder or under the Note to be paid or performed.

        12.2 Assignment. This Agreement may not be assigned by the Company. The Lender may assign, at any time, in whole or in part, its rights and delegate its obligations under this Agreement and the other Loan Documents, along with the Lender's security interest in any or all of the Collateral, and any assignee thereof may enforce this Agreement and the other Loan Documents, and such security interest.

        12.3 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

        12.4 Governing Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Texas, without reference to its principles of conflicts of laws.

        12.5 Participations. The Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations of the Company under this Agreement. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Company agrees that each disposition will give rise to a debtor-creditor relationship of the Company to the Participant, and the Company authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Company which may be in the hands of such Participant. The Company authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Company, this Agreement and the Collateral.

        12.6 Relationship of the Parties. This Agreement provides for the making of Advances by the Lender, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lender, and for the payment of certain fees by the Company to the Lender. The relationship between the Lender and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Lender to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lender to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

        12.7 Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

        12.8 Usury. It is the intent of Lender and the Company in the execution and performance of this Agreement and the Note or any Loan Document to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and the Company stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Agreement, the Note and any other Loan Document, "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, or received under this Agreement, the Note or any other Loan Document. The Company shall never be required to pay unearned interest or interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and the Note or any Loan Document, which may be in actual or apparent conflict herewith. If the Note is prepaid, or if the maturity of the Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under the Note would exceed the Maximum Rate or amount of interest Lender or any other holder of the Note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of the Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of the Note or the amount of interest which would otherwise be payable under the Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Lender and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Note, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Lender or any other holder of the Note.

        12.9 CONSENT TO JURISDICTION. SUBJECT TO THE PROVISIONS OF SECTION 12.9 OF THIS AGREEMENT, THE COMPANY HEREBY AGREES THAT ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT, THE NOTE OR ANY DOCUMENT DELIVERED PURSUANT HERETO MAY BE COMMENCED AGAINST IT IN ANY COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF TEXAS, BY SERVICE OF PROCESS UPON THE COMPANY BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE COMPANY AT ITS ADDRESS LAST KNOWN TO THE LENDER. THE COMPANY AGREES THAT ANY SUCH SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SUCH DOCUMENT MAY BE INSTITUTED IN HARRIS COUNTY, STATE DISTRICT COURT OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF TEXAS AT THE OPTION OF THE LENDER; AND THE COMPANY HEREBY WAIVES ANY OBJECTION TO THE VENUE, OR ANY CLAIM AS TO INCONVENIENT FORUM, OF ANY SUCH SUIT, ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION OR COURT.

        12.10 Arbitration. To the maximum extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Commitment or the Loan Documents or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan Documents (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). If Title 9 of the United States Code is inapplicable to any such claim, dispute or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and
(ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is $1,000,000.00 or less, or by a panel of three arbitrators if the amount in controversy is over $1,000,000.00. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator shall be either an active attorney, a mortgage banker or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

      If any party to any Loan Document files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

      Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) any Loan Document, (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies with respect to matters submitted to arbitration, or (v) allow discovery of attorney/client privileged information. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to the Loan or any Loan Document. The parties hereby further agree to waive, each to the other, any claims for punitive damages and agree neither an arbitrator nor any court shall have the power to assess such damages.

      No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to any Loan Document before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclose (judicially or otherwise) any Lien on or security interest in any real or personal Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any Indebtedness, obligation or guaranty referenced in any Loan Document. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

        12.11 ADDITIONAL INDEMNITY. IN ADDITION TO THE INDEMNITY PROVIDED IN
SECTION 10, THE COMPANY SHALL INDEMNIFY AND HOLD THE LENDER, ITS SUCCESSORS, ASSIGNS, AGENTS, AND EMPLOYEES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, SUITS, PROCEEDINGS, COSTS, EXPENSES, DAMAGES, FINES, PENALTIES, AND LIABILITIES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM (A) THE OPERATION OF THE COMPANY'S BUSINESSES, (B) THE LENDER'S PRESERVATION OR ATTEMPTED PRESERVATION OF COLLATERAL, AND (C) ANY FAILURE OF THE SECURITY INTERESTS AND LIENS IN THE COLLATERAL GRANTED TO THE LENDER PURSUANT TO THIS AGREEMENT TO BE OR TO REMAIN PERFECTED OR TO HAVE THE PRIORITY AS CONTEMPLATED THEREIN REGARDLESS OF WHETHER THE CLAIM IS CAUSED BY OR ARISES OUT OF, IN WHOLE OR IN PART, THE NEGLIGENCE OF THE LENDER OR MAY BE BASED ON THE STRICT LIABILITY OF THE LENDER. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. AT THE LENDER'S REQUEST, THE COMPANY SHALL, AT ITS OWN COST AND EXPENSE, DEFEND OR CAUSE TO BE DEFENDED ANY AND ALL SUCH ACTIONS OR SUITS THAT MAY BE BROUGHT AGAINST THE LENDER AND, IN ANY EVENT, SHALL SATISFY, PAY, AND DISCHARGE ANY AND ALL JUDGMENTS, AWARDS, PENALTIES, COSTS, AND FINES THAT MAY BE RECOVERED AGAINST THE LENDER IN ANY SUCH ACTION, PLUS ALL ATTORNEYS' FEES AND COSTS RELATED THERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT THE LENDER SHALL GIVE THE COMPANY (TO THE EXTENT THE LENDER SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY UNDER THIS SECTION 12.10) WRITTEN NOTICE OF ANY SUCH CLAIM, DEMAND, OR SUIT AFTER THE LENDER HAS RECEIVED WRITTEN NOTICE THEREOF, AND THE LENDER SHALL NOT SETTLE ANY SUCH CLAIM, DEMAND, OR SUIT, IF THE LENDER SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY, WITHOUT FIRST GIVING NOTICE TO THE COMPANY OF THE LENDER'S DESIRE TO SETTLE AND OBTAINING THE CONSENT OF THE COMPANY TO THE SAME, WHICH CONSENT THE COMPANY HEREBY AGREES NOT TO UNREASONABLY WITHHOLD. ALL OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 12.10 SHALL SURVIVE THE PAYMENT OF THE NOTE AND THE OBLIGATIONS.

        12.12 No Waivers Except in Writing. No failure or delay on the part of the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Company or any other Person in any case shall entitle the Company or such other Person to any other or further notice or demand in similar or other circumstances.

        12.13 Waiver of Jury Trial. Company hereby expressly waives any right to a trial by jury in any action or legal proceeding arising out of or relating to this Agreement or any other Loan Document for the transactions contemplated hereby or thereby.

        12.14 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

        12.15 No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the Company and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of the Company and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

        12.16 RELEASE OF LENDER LIABILITY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE LENDER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

        12.17 Entire Agreement; Amendment. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire Agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement and the other Loan Documents to which the Company is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

        12.18 NO ORAL AGREEMENTS. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      BNC MORTGAGE, INC.
                                      a Delaware corporation


                                      By:   /s/ KELLY MONAHAN
                                            -----------------------------
                                            KELLY MONAHAN, President


                                      BANK UNITED


                                      By:
                                             -----------------------------
                                             MICHELE PERRIN
                                             Vice President,
                                             Mortgage Banker Financing

    EXHIBITS:
    ---------
    A       -      Advance Request
    B       -      Existing Company Indebtedness
    C       -      Warehousing Procedures and Documentation
    D       -      Shipping Instructions
    E       -      Trust Receipt
    F       -      Officer's Certificate
    G       -      Subsidiaries
    H       -      Litigation
    I       -      Trade Names
    J       -      Secretary's Certificate
    K       -      Bailee Letter
    L       -      Investors
    M       -      Legal Opinion
    N       -      Note

                                   EXHIBIT "A"

                REQUEST FOR ADVANCE SINGLE-FAMILY MORTGAGE LOANS


Mortgage Company: BNC MORTGAGE, INC.  Loan Number:

Mortgagor:______________________      Prepared By:______________________________

Address:________________________      Warehouse Date:___________________________

Social Security No.:____________      Loan Type (check all that apply):

Advance Type (check all that apply):
                                      Jumbo__       Conventional__

       Wet Settlement Advance__       VA__          FHA__

       Dry Settlement Advance__       First__       Second__

                                      Subprime: A-__, B_, C__

Note Amount: ___________________      Interest Rate:____________

Note Date: _____________________      Requested Warehouse
                                             Amount:____________
Credit Rating:__________________      Investor Expiration Date:_________________

Investor:_______________________

Investor Takeout Price:_________

Purchase Commitment No.:________

                               METHOD OF ADVANCE

( ) Wire Transfer (see attached instructions)        Amount of Wire/Check:$

( ) Check No.                                        Date of Wire/Check:



                                    EXHIBIT "A"                          Page 54

                             REQUIRED DOCUMENTATION
                      (in addition to this Advance Request)


Attached please find the following documents in connection with the above request:

                             Wet Settlement Advance

- Copy of check funding the Single-family Mortgage Loan, if not funded by wire transfer.

- Copy of closing instructions to title company or closing agent, noting Lender's security interest in the Single-family Mortgage Loan.

-       Copy of specific Purchase Commitment. (excluding Subprime Mortgage
        Loans)

                             Dry Settlement Advance

- Copy of check funding the Single-family Mortgage Loan, if not funded by wire transfer.

-       Original Mortgage Note, endorsed in blank.

-       Certified copy of Mortgage.

-       Recordable Assignment of Mortgage (in blank).

-       Certified copies of all interim Assignments (if applicable).

-       Copy of specific Purchase Commitment. (excluding Subprime Mortgage
        Loans)




                                  BAILEE PLEDGE

      The Company creates and grants in favor and for the benefit of the Lender a security interest in and to the Single-family Mortgage Loans listed above and all instruments and documents described as Required Documentation above.

        The Company has given to ______________________________________________
("Closing Agent") who has possession of such instruments and documents, notice of the foregoing described security interest in favor of the Lender.

      The Company further agrees to deliver the documents described above to Lender, immediately upon the request of the Lender (whether written or oral), but in any event, on or before seven (7) Business Days from the date hereof.

      The Company further agrees that this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors or assigns of the Lender.



                                    EXHIBIT "A"                          Page 55

        The Company further agrees that all rights, interests, duties and liabilities arising hereunder shall be determined according to the laws of the State of Texas.

        Executed as of the_________________ day of_________________ 199__.

                                     BNC MORTGAGE, INC., a Delaware corporation



                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________








                                   EXHIBIT "A"                           Page 56

                                   EXHIBIT "B"

                    LIST OF EXISTING INDEBTEDNESS OF COMPANY

===================================================================================
LENDER           TYPE OF         COMMITMENT          COLLATERAL           AVERAGE
                FINANCING           AMOUNT                                BALANCE
                                                                       OUTSTANDING
                                                                        AS OF _____,
                                                                            1999


===================================================================================


                                 {See Attached)













                                   EXHIBIT "B"                          Page 57

-----------------------------------------------------------------------------------------------------------------------------------
                                                            EXHIBIT "B"
                                              LIST OF EXISTING INDEBTEDNESS OF COMPANY
-----------------------------------------------------------------------------------------------------------------------------------
          LENDER                  TYPE OF          COMMITMENT                  COLLATERAL               BALANCE OUTSTANDING AS
                                 FINANCING           AMOUNT                                              OF DECEMBER 31, 1998
                                                                                                              (AVERAGE)
-----------------------------------------------------------------------------------------------------------------------------------
                                                         BNC MORTGAGE, INC.
-----------------------------------------------------------------------------------------------------------------------------------
DLJ Mortgage Capital Inc.     Warehouse Loan      $150 million             Loans held for sale      $76,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                       ADDITIONAL FACILITIES
-----------------------------------------------------------------------------------------------------------------------------------
(1)  RFC                      Warehouse Line      $50 million              Loans held for sale      $0
-----------------------------------------------------------------------------------------------------------------------------------
(1)  Paine Webber             Warehouse Line      $50 million              Loans held for sale      $0
-----------------------------------------------------------------------------------------------------------------------------------
(2)  Paine Webber             Warehouse Line      $20 million              Loans held for sale      $
-----------------------------------------------------------------------------------------------------------------------------------
(2)  Prudential               Warehouse Line      $25 million              Loans held for sale      $
-----------------------------------------------------------------------------------------------------------------------------------
(2)  Greenwhich               Warehouse Line      $20 million tbd          Loans held for sale      $
-----------------------------------------------------------------------------------------------------------------------------------
(1)= new warehouse line applied for BNC Mortgage, Inc.
(2)= warehouse lines to be extended to Mortgage Logic.com, Inc. (America's Lender, Inc.)
-----------------------------------------------------------------------------------------------------------------------------------


                                           S:\MORTGAGE.COM/EXHIBITS/BANKUNIT.EXH



                                  EXHIBIT "B"

                                   EXHIBIT "C"

                  PROCEDURES AND DOCUMENTATION FOR WAREHOUSING
                          SINGLE-FAMILY MORTGAGE LOANS


      The following procedures and documentation requirements must be observed in all respects by the Company. All documents must be satisfactory to Lender in its sole discretion. Terms used below, which are not otherwise defined, shall have the meanings given them in the Warehousing Credit and Security Agreement, as amended, modified or renewed from time to time. The HUD, FNMA and FHLMC form numbers referred to herein are for convenience only and the Company shall use the equivalent forms required at the time of delivery of the Mortgage Loans or Mortgage-backed Securities.

I. Prior to making an Advance that is not a Wet Settlement Advance, the Lender must receive the following:

      (1) Copy of settlement or funding check issued to, or signed wire transfer request directing funds to escrow/title company or closing agent.

      (2) If not an Electronic Request, Original Request for Advance against Single-Family Mortgage Loans (EXHIBIT "A").

      (3) Original signed Mortgage Note, endorsed by the Company in blank with corresponding interim endorsements, if applicable.

      (4) Copy of the Mortgage certified true by the escrow/title company or closing agent.

      (5) Certified true copies of all interim assignments (recorded or sent for recordation) of the Mortgage.

      (6) An Assignment of the Mortgage to the Lender in recordable form but unrecorded.

      (7) Copy of specific Purchase Commitment (except for Subprime Mortgage Loans).

II. Prior to making a Wet Settlement Advance, the Lender must receive the following:

      (1) Copy of settlement or funding check issued to, or signed wire transfer request directing funds to escrow/title company or closing agent.

      (2) If not an Electronic Request, Original Request for Advance against Single-Family Mortgage Loans (EXHIBIT "A").

      (3) Copy of specific Purchase Commitment (except for Subprime Mortgage Loans).



                                  EXHIBIT "C"                            Page 58

      (4) A copy of the Company's final closing instructions to the title company or closing agent, noting Lender's security interest in the loan, as provided below:

            "You are hereby notified that Bank United, a federal savings bank (the "Lender") has a security interest in the promissory note, the deed of trust or mortgage, and all other supporting documents for the above referenced loan. Unless the Lender otherwise instructs you, all loan documents are to be returned to the undersigned company within twenty-four (24) hours after settlement."

      The Mortgage Note and other supporting documents described in Section I must be received by the Lender within seven (7) Business Days of the date of the Wet Settlement Advance.

III. The Lender exclusively shall deliver Pledged Mortgages or Pledged Securities and all related loan documents and/or pool documents to Investor or Approved Custodian unless otherwise agreed in writing.

      A. The following procedures are to be followed for deliveries of Pledged Mortgages to Investors:

      No later than 2:00 p.m. Houston, Texas time one (1) Business Day prior to the expiration date of the Purchase Commitment, the Lender must receive the following:

      (1) Signed or electronic shipping instructions for the delivery of the Pledged Mortgages including the following:

            (a) Name and address of the office of the Investor to which the loan documents are to be shipped and the preferred method of delivery;

            (b)   Instructions for endorsement of the Mortgage Note;

            (c) Names of Mortgagor and Mortgage Note Amounts of Pledged Mortgages to be shipped; and

            (d)   Number and expiration date of the Purchase Commitment.

      (2) All loan documents related to the Pledged Mortgages required for delivery to the Investor.

      (3) For deliveries of Pledged Mortgages to FNMA for cash purchase, the following additional documents are required:

            a) Original Loan Schedule (FNMA Form 1068 or 1069) showing the Lender's designated FNMA payee code as recipient of the loan purchase proceeds.




                                        EXHIBIT "C"                      Page 59

(4) For deliveries of Pledged Mortgages to FHLMC for cash purchase, the following additional documents are required:

        a) Original completed Warehouse Lender Release of Security Interest (FHLMC Form 996) to be executed by the Lender.

        b) Original Wire Transfer Authorization for a Cash Warehouse Delivery (FHLMC Form 987), designating the Lender as the Warehouse Lender and showing the cash collateral account designated by the Lender as the receiving account for loan purchase proceeds.

B. The following procedures are to be followed for deliveries of Pledged Mortgages to Approved Custodians:

No later than one (1) Business Day prior to required delivery date to the Approved Custodian, the Lender must receive the following:

1. Signed or electronic shipping instructions for the delivery of the Pledged Mortgages to the Approved Custodian including the following:

        a) Name and address of the office of the Approved Custodian to which the loan documents are to be shipped and the preferred method of delivery;

        b)      Instructions for endorsement of the Mortgage Note; and

        c) Names of Mortgagor and Mortgage Note Amounts of Pledged Mortgages to be shipped.

        d) Commitment number and expiration date of the Purchase Commitment for the Pledged Securities.

2. All loan documents related to the Pledged Mortgages required for the issuance of the Mortgage-backed Securities.

3. For FNMA Mortgage-backed Securities issuance, the following additional documents are required:

        a)     Original Schedule of Mortgages (FNMA Form 2005 or 2025).

        b) Original executed Security Release Certification (FNMA Form 2004) to be executed by the Lender.

        c) Original Delivery Schedule (FNMA Form 2014), instructing FNMA to issue the Mortgage-backed Securities in the name of the Company with the Lender as pledgee and to deliver the Mortgage-backed Securities to the Lender's


                                   EXHIBIT "C"                          Page 60
                custody account at Banker's Trust (Account No. 92798) and bearing the following instructions: These instructions may not be changed without the prior written consent of Bank United.

4. For FHLMC Mortgage-backed Securities issuance, the following additional documents are required:

        a) Original Settlement Information and Delivery Authorization (FHLMC Form 939), designating the Lender as the Warehouse Lender and instructing FHLMC to deliver the Mortgage-backed Securities to the Lender's custody account at Banker's Trust, Account No. 92798.

5. For GNMA Mortgage-backed Securities issuance, the following additional documents are required:

        a)      Signed original Schedule of Mortgages (HUD Form 11706).

        b) Signed original Schedule of Subscribers (HUD Form 11705) instructing GNMA to issue the Mortgage-backed Securities in the name of the Company and designating Bankers Trust as Agent for the Lender as the subscriber, using the following language:
                BANKERS TRUST AS AGENT FOR BANK UNITED and deliver the Mortgage-backed Securities to the Lender's custody Account No. 92798 at Bankers Trust. The following instructions must also be included on the form: "These instructions may not be changed without the prior written consent of Bank United."

        c)      Completed original Release of Security Interest
                (HUD Form 11711A) to be executed by the Lender.

Upon instruction by the Company, the Lender will complete the endorsement of the Mortgage Note and make arrangements for the delivery of the complete loan package with the appropriate Bailee Letter to the Investor or Approved Custodian. Upon receipt of Mortgage-backed Securities, the Lender will cause such Mortgage-backed Securities to be delivered to the Investor which issued the Purchase Commitment. Mortgage-backed Securities will be released to the Investor only upon payment of the purchase proceeds to the Lender. Cash proceeds of sales of Pledged Mortgages and Pledged Securities shall be applied to related Advances outstanding under the Commitment. Provided no Default exists, the Lender shall return any excess proceeds of the sale of Mortgage Loans or Mortgage-backed Securities to the Company, unless otherwise instructed in writing.


                                  EXHIBIT "C"                           Page 61

                                   EXHIBIT "D"

                   FORM OF SHIPPING REQUEST AND AUTHORIZATION
                              [Company Letterhead]
Date:

BANK UNITED
[Address]

Attention:                              Re:     Commitment No.

This letter is to serve as authorization for you to endorse and ship Loan Documents for the following loans:

      LOAN NUMBER              BORROWER NAME                 NOTE AMOUNT



to the following address:

NAME:
ADDRESS:

ATTENTION:

Please endorse the notes as follows:


Please ship the Loan Documents either by_______________________________________
or by such other courier service we have specifically approved in writing. You are not responsible for any delays in shipment or any other actions or inactions of the courier. However, because the commitment expires on _____________, 19___, we ask that you deliver the Loan Documents to the courier no later than _____________, 19__.

Please have the courier bill us by using our account no. ___________. If you should have any questions, or should feel the need for additional documentation, Please do not hesitate to call __________.


                                     BNC MORTGAGE, INC., a Delaware corporation

                                     By:______________________________________
                                     Name:____________________________________
                                     Title:___________________________________










                                        EXHIBIT "D"                      Page 62

                                   EXHIBIT "E"

                                  TRUST RECEIPT

Trust Receipt No._______________                     _____________________, 19__

      The undersigned, BNC MORTGAGE, INC., a Delaware corporation (the "Company"), acknowledges receipt from Bank United, a federal savings bank ("Lender"), pursuant to that certain Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) dated effective as of February 2, 1999, by and between the Company and Lender (the "Agreement"), of the following described property (the "Trust Property"), possession of which is herewith entrusted to the Company for the purposes set forth below:

Mortgage Loan No.                                    Note Amount:
Obligor:
Purpose: [Specify nature of clerical or other documentation problem to be corrected.]

      The Company hereby acknowledges that a security interest in the Trust Property and in the proceeds of the Trust Property has been granted to the Lender pursuant to the Agreement.

      In consideration of the delivery of the Trust Property by the Lender to the Company, the Company hereby agrees to hold the Trust Property in trust for the Lender as provided under and in accordance with all provisions of the Agreement and to return the Trust Property to the Lender no later than the close of business on the tenth day following the date hereof or, if such day is not a Business Day, on the following Business Day. The Company further agrees that the aggregate Collateral Value of Single-family Mortgage Loans with respect to which notes or other documentation has been released under trust receipts, does not exceed $500,000.00.

                                      BNC MORTGAGE, INC., a Delaware corporation


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

Delivery to Company Acknowledged

BANK UNITED
By:_____________________
Name:___________________
Title:__________________







                                      EXHIBIT "E"                        Page 63

      The undersigned, acknowledges that the above-mentioned Trust Property has been returned to the Lender on ________________, 19____.

                                      BANK UNITED


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________








                                       EXHIBIT "E"                       Page 64

                                   EXHIBIT "F"

                              OFFICER'S CERTIFICATE

COMPANY:         BNC MORTGAGE, INC., a Delaware corporation

LENDER:          BANK UNITED

DATE:

REPORTING PERIOD:    DECEMBER 31        ended                         ,  1998

      This certificate is delivered to Lender under the Warehousing Credit and Security Agreement dated effective as of February 2, 1999, between Company and Lender (the "Agreement"), all the defined terms of which have the same meanings when used herein.

      I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Company designated below; (b) to the best of my knowledge, the Financial Statements of Company for the period shown above (the "Reporting Period") and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Company as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) a review of the Agreement and of the activities of the Company during the Reporting Period has been made under my supervision with a view to determining Company's compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Event of Default or Default, except as disclosed on ANNEX "A" hereto (which specifies the nature and period of existence of each Event of Default or Default, if any, and what action Company has taken, is taking, and proposes to take with respect to each); (d) the calculations described on the attached ANNEX "A" evidence that the Company is in compliance with the requirements of Sections 7.5 and 7.6 of the Agreement at the end of the Reporting Period (or if Company is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Company proposes to take with respect thereto; (e) the Company was, as of the end of the Reporting Period, in compliance and good standing with applicable FNMA, GNMA, FHLMC, and HUD net worth requirements.

                                      BNC MORTGAGE, INC., a Delaware corporation


                                      By: /s/ PETER R. EVANS
                                          --------------------------------------

                                      Name: Peter R. Evans
                                            ------------------------------------

                                      Title: Vice President and CFO
                                             -----------------------------------




                                      EXHIBIT "F"                        Page 65

                                    ANNEX "A"

COMPANY NAME:               BNC MORTGAGE, INC., a California corporation

REPORTING PERIOD:

All financial calculations set forth herein are as of the Reporting Period.

(a)     TANGIBLE NET WORTH
        The Tangible Net Worth of the Company is:

        GAAP Net Worth:                                                        $ 32,556,645
                                                                               ------------

        Minus:    Intangible Assets, including Capitalized Servicing Rights:   $         --
                                                                               ------------

        Minus:    Advances or loans to shareholders, officers or Affiliates    $    100,000
                                                                               ------------

        Minus:    Investments in Affiliates:                                   $         --
                                                                               ------------

        Minus:    Assets pledged to secure liabilities not included in Debt:   $         --
                                                                               ------------

        Minus:    Any other HUD nonacceptable assets:                          $         --
                                                                               ------------

        TANGIBLE NET WORTH                                                     $ 32,456,645
                                                                               ------------

(b)     ADJUSTED TANGIBLE NET WORTH

        The Adjusted Tangible Net Worth of the Company is:

        Tangible Net Worth (from above):                                       $ 32,456,645
                                                                               ------------

        Plus:    Subordinated Debt                                             $         --
                                                                               ------------

        Plus:    1% of Servicing Rights                                        $         --
                                                                               ------------

        ADJUSTED TANGIBLE NET WORTH:                                           $ 32,456,645
                                                                               ------------

        MINIMUM ADJUSTED TANGIBLE NET WORTH IS $25,000,000.00#

        Covenant Satisfied:  XXX                   Covenant Not Satisfied:
                           --------------------                                ------------






                                      Annex "A"                          Page 66

(c)   DEBT OF THE COMPANY

      Total Liabilities:                               $83,428,066

      DEBT:                                            $76,000,332

(d)   DEBT TO ADJUSTED TANGIBLE, NET WORTH

      The ratio of Debt to Adjusted Tangible Net Worth is:            2 to 1.

      MAXIMUM DEBT TO ADJUSTED TANGIBLE NET WORTH RATIO IS 15:1

      Covenant Satisfied:      XXX       Covenant Not Satisfied:
                         ------   ------                        --------------

(e) DEFAULTS OR EVENTS OF DEFAULT (DISCLOSE NATURE AND PERIOD OF EXISTENCE AND ACTION BEING TAKEN IN CONNECTION THEREWITH; IF NONE, STATE NONE)

                                      NONE

                                                                         Page 67




                                   ANNEX "A"

                                         ANNEX "A"

COMPANY NAME:          BNC MORTGAGE, INC., a Delaware corporation

REPORTING PERIOD:

All financial calculations set forth herein are as of the Reporting Period.

(a)     TANGIBLE NET WORTH
        The Tangible Net Worth of the Company is:

        GAAP Net Worth:                                                          $________

        Minus:    Intangible Assets, including Capitalized Servicing Rights:     $________

        Minus:    Advances or loans to shareholders, officers or Affiliates      $________

        Minus:    Investments in Affiliates:                                     $________

        Minus:    Assets pledged to secure liabilities not included in Debt:     $________

        Minus:    Any other HUD nonacceptable assets:                            $________

        TANGIBLE NET WORTH:                                                      $________

(b)     ADJUSTED TANGIBLE NET WORTH

        The Adjusted Tangible Net Worth of the Company is:

        Tangible Net Worth (from above):                                         $________

        Plus:  Subordinated Debt                                                 $________

        Plus: 1% of Servicing Rights                                             $________

        ADJUSTED TANGIBLE NET WORTH:                                             $________

        MINIMUM ADJUSTED TANGIBLE NET WORTH IS $25,000,000.00

        Covenant Satisfied:_________________ Covenant Not Satisfied:____________


                                        ANNEX "A"                        Page 68

(c)   DEBT OF THE COMPANY

      Total Liabilities:                                       $_______________

      DEBT:                                                    $_______________

(d)   DEBT TO ADJUSTED TANGIBLE NET WORTH

      The ratio of Debt to Adjusted Tangible Net Worth is:          ______ to 1.

      MAXIMUM DEBT TO ADJUSTED TANGIBLE NET WORTH RATIO IS 15:1.

      Covenant Satisfied:______________  Covenant Not Satisfied:________________

(e) DEFAULTS OR EVENTS OF DEFAULT (DISCLOSE NATURE AND PERIOD OF EXISTENCE AND ACTION BEING TAKEN IN CONNECTION THEREWITH; IF NONE, STATE NONE)








                                     ANNEX "A"                           Page 69

                                   EXHIBIT "G"

                              LIST OF SUBSIDIARIES

  NAME             ADDRESS OF           STATE OF                 WHERE                 COMPANY'S
                   PRINCIPAL         INCORPORATION             QUALIFIED              PERCENTAGE
                    OFFICE                                    FOREIGN CORP.           OWNERSHIP




                                 (See Attached)








                                    EXHIBIT "G"                        Page 70

--------------------------------------------------------------------------------

                                  EXHIBIT "G"

                              LIST OF SUBSIDIARIES

--------------------------------------------------------------------------------

                                                                                                    COMPANY'S
                                       ADDRESS OF            STATE OF             WHERE            PERCENTAGE
           NAME                        PRINCIPAL           INCORPORATION        QUALIFIED           OWNERSHIP
--------------------------------------------------------------------------------------------------------------------------
BNC MORTGAGE, INC.              1063 McGaw Avenue          Delaware            See attached     Publicly held corporation
                                Irvine, CA 92614-5532                          Exhibit "A"      Evan Buckley holds 27%
                                ("Corporate Address")
--------------------------------------------------------------------------------------------------------------------------
BNC TRUSTEE SERVICES, INC.      Corporate Address and      Missouri            Missouri         Active, wholly owned
                                Registered Agent:                                               subsidiary of BNC
                                One Metropolitan Square
                                Suite 3000
                                St. Louis, Missouri 63102
--------------------------------------------------------------------------------------------------------------------------
BNC EQUITY INVESTORS, LLC.      Corporate Address          California          California       In process of dissolution,
                                                                                                wholly owned subsidiary of
                                                                                                BNC
--------------------------------------------------------------------------------------------------------------------------
CALGARY MORTGAGE CAPITAL, INC.  Corporate Address          California          California       Currently inactive, wholly
                                                                                                owned subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------
HERITAGE NATIONAL MORTGAGE,     Corporate Address          California          California       Active, wholly owned
INC.                                                                                            subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------
SENTINEL CAPITAL LENDING, INC.  Corporate Address          California          California       Currently inactive, wholly
                                                                                                owned subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------
MBS ACCEPTANCE COMPANY, LLC     Corporate Address          California          California       Currently inactive, wholly
                                                                                                owned subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------
EQUITY CREDIT CORPORATION       Corporate Address          California          See attached     Active, wholly owned
                                                                               Exhibit "B"      subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------
SIMPLE MORTGAGE USA, INC.       Corporate Address          California          See attached     Active, wholly owned
                                                                               Exhibit "C"      subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------
MORTGAGE LOGIC.COM, INC.        2 Venture Plaza, #100      California          California       Active, wholly owned
                                Irvine, CA 92618                                                subsidiary of BNC
--------------------------------------------------------------------------------------------------------------------------

                                  Exhibit "G"
                                  Page 1 of 1

                                   EXHIBIT "H"

                        DISCLOSURE OF PENDING LITIGATION

(Include the caption of the case, including styling, cause number, and court in which it is pending, date filed, status of the proceedings, and description of claims, counterclaims and damages asserted.)

                                 {See Attached)








                                  EXHIBIT "H"                         Page 71

        GARCIA (BNC BORROWER), BNC, ADV. FIRST UNION MORTGAGE CORPORATION - FLORIDA CIRCUIT COURT CASE NO. 98-01621C

        Attorney Representation: BNC Counsel Catherine Hanan monitoring Title Company Appointed Counsel in Florida

        Type of Matter: Foreclosure of Senior Lien - BNC not true party in interest.

        Matter initiated in March of 1998 to foreclose a senior lien in the amount of $700.00 not fully paid off when BNC closed its loan. That amount was the short fall to a lender which should have been paid by the title company/escrow at the BNC loan closing on this refinance.

        Summary of Response: Title company is defending the matter on behalf of BNC at no cost BNC. In the event Plaintiff is successful, the title company would have to pay off the senior lien amount to avoid foreclosure of the BNC originated loan per the terms of the title policy. Title company counsel successfully defeated a summary judgment motion brought against BNC and as of August 20, 1998 and advised that settlement discussions were underway with Plaintiff. Apparently, the amount in question which the title company is negotiating about, has increased dramatically from the $700.00 shortfall, because of foreclosure costs, attorney fees and other claims. The matter has not yet settled because the Plaintiff's claim is now inflated to somewhere around $9,500.00 which the title company feels is unconscionable. In any event, resolution of the matter and dismissal of BNC as a defendant seems likely in the near future.

        IBARRA (BORROWER), BNC AND OTHERS ADV. UNITED STATES RE 1001 CABANA STREET, U.S. DISTRICT COURT CASE NO. 98-0279 LSP, SOUTHERN DISTRICT OF CALIFORNIA (SAN DIEGO)

        Attorney Representation: BNC Counsel Catherine Hanan and In House Attorney for First American Title Company in San Diego.

        Type of Matter: Forfeiture action by government against borrower on the basis of criminal, drug related activity in which government seeks to foreclose on forfeiture lien and has named BNC's $98,600.00 first lien as a lien which would be junior to the forfeiture action. BNC has tendered a defense of the matter to First American which has agreed to act solely to obtain documentation from the government to the effect that the lien originated by BNC Mortgage, Inc. is valid and superior to the government foreclosure action and any foreclosure is subject to the BNC loan. BNC has requested dismissal as a named party inasmuch as it no longer is the true party in interest under the loan and has notified the investor of the matter. BNC is awaiting paperwork to be provided through the title company.

        BNC MORTGAGE INC. V. FLEET MORTGAGE CORP. AND MARCHETTI, SUPERIOR COURT OF RHODE ISLAND

        ATTORNEY REPRESENTATION: TITLE COMPANY APPOINTED COUNSEL FOR BNC PATRICIA A. BUCKLEY IN PROVIDENCE RHODE ISLAND AND CATHERINE HANAN MONITORING

        TYPE OF MATTER: Title Claim for Missed Senior Lien. BNC received notice that Fleet Mortgage Corporation was foreclosing a lien which was claimed to be superior to the BNC originated lien.

        SUMMARY OF RESPONSE: The title company engaged counsel to file suit to quiet title regarding the BNC mortgage and to enjoin the foreclosure sale. The temporary restraining order against Fleet stopping the foreclosure granted on October 27, 1998 will remain in effective at least until January 22, 1999 which is the continued hearing date on the permanent injunction. In the event of an adverse determination as to BNC's lien, the title company will be forced to compensate BNC or its investor in connection with damages ultimately caused by the senior lien and its foreclosure.


                                   EXHIBIT "H"
                                   PAGE I OF 6

PENDING CASES: BOLD PRINTING SUMMARIZES CHANGES IN STATUS

        ROY DOWNS V. BARBARA DOWNS THOMPSON, BNC, et, al. - SUPERIOR COURT OF THE DISTRICT OF COLUMBIA - CASE NO. 98-01621CA25

        Attorney Representation: BNC Counsel Catherine Hanan monitors Outside Counsel Appointed By Title Insurer

        Type of Matter: Complaint to Quiet Title on Real Property and for Fraud regarding BNC Loan Plaintiff Downs filed suit in May of 1998 contending that his daughter and third parties conspired to obtain the $172,900.00 BNC loan without his knowledge, using forged loan documents are forgeries such that the BNC loan is fraudulent and therefore void.

        Summary of Response: BNC tendered defense of the litigation to the title company which also served as the escrow. The title company is defending the case at no cost to BNC, AND HAS PROVIDED TARDY NOTICE THAT THE DEFENSE IS PROVIDED UNDER A RESERVATION OF RIGHTS LEST EVIDENCE BE UNCOVERED THAT BNC KNOWINGLY PARTICIPATED IN THE FORGERY AND FRAUD. NO SUCH EVIDENCE HAS BEEN UNCOVERED, AND ALL SIGNS POINT TO THE FATHER AND DAUGHTER CONCOCTING THE STORY TO AVOID PAYING THE MORTGAGE. Discovery is continuing and the title company has agreed to provide a courtesy defense to BNC's interim servicer, Option One Mortgage Corporation. In the event Plaintiff is successful, the title company would have the obligation to pay the policy limits in connection with the loan, which sums would be tendered to BNC's investor. PLAINTIFF SUCCESS IS UNLIKELY IN VIEW OF HANDWRITING EXPERT TESTIMONY THAT ALL DOCUMENTS WERE EXECUTED BY PLAINTIFF. PLAINTIFF'S ATTORNEY IS ATTEMPTING TO WITHDRAW FROM THE CASE, THE DAUGHTER IS ALREADY IN PRO PER AND A TRIAL DATE SHOULD BE SET IN THE FUTURE.

        FOSTER, KEVIN (BNC BORROWER), BNC, IMC ADV. LARRY A. COWLES - IDAHO STATE COURT

        Attorney Representation: BNC Counsel Catherine Hanan tenders matter to title company and title attorney Michael K. Ferrin per tender of defense by BNC

        Type of Matter: Complaint to Quiet Title and Enjoin a Pending Foreclosure and for Damages for Unjust Enrichment

        Summary of Response: IMC foreclosed on November 12th. First American as well as a third party bid at the sale such that IMC's loan obligation was satisfied and paid. The third party was the higher bidder. THE TITLE COMPANY HAD EARLIER CONFIRMED THAT IT HAD REQUESTED DISMISSAL OF 1MC AND BNC FROM THE LITIGATION INASMUCH AS THEY HAVE NO FURTHER INTEREST IN THE PROPERTY. THE PLAINTIFF HAS NOT DISMISSED. THE TITLE COMPANY HAS ALREADY CONFIRMED THAT IT WOULD DEFEND BNC AND IMC IN THE EVENT THE LITIGATION CONTINUED AND THIS OFFICE HAS REMINDED THE TITLE COMPANY OF THAT OBLIGATION DUE TO A RECENT NOTICED HEARING ON DEFAULT OF UNNAMED PARTY DEFENDANTS. WE WILL CONTINUE TO MONITOR THE LITIGATION TO INSURE THAT NO MONETARY JUDGMENT IS ENTERED AGAINST BNC OR ITS INVESTOR NOW THAT THE INVESTOR HAS BEEN PAID OFF THROUGH THE FORECLOSURE PROCEEDINGS.





                                   EXHIBIT "H"
                                   PAGE 2 OF 6

BNC MORTGAGE INC. V. FLEET MORTGAGE CORP. AND MARCHETTI. SUPERIOR COURT OF RHODE ISLAND
CONTINUED

        FLEET FILED PLEADINGS IN WHICH IT MAINTAINS THAT IT HOLDS A VALID SENIOR LIEN-AND THAT BNC's LIEN IS INVALID DUE TO THE TITLE INSURANCE COMPANY BEING AWARE OF THE SENIOR LIEN PRIOR TO THE BNC LOAN TRANSACTION, AND SUCH AWARENESS BEING IMPUTED TO ITS INSURED BECAUSE THE TITLE COMPANY AGREED TO ISSUE TITLE INSURANCE WITHOUT ACKNOWLEDGING THE LIEN. IF SUCCESSFUL FLEET'S LIEN WOULD BE INVALIDATED OR VOID BECAUSE BNC WOULD NO LONGER BE A BONIFIED LENDER. THE BORROWER IS EXPECTED TO BECOME MORE INVOLVED IN THE LITIGATION AS WELL IN THE NEAR FUTURE. SUBPOENAS HAVE BEEN ISSUED BY OUR ATTORNEY IN ORDER TO DETERMINE WHAT, IF ANY DOCUMENTATION, FLEET HAS TO SUPPORT ITS POSITION. BUT IT APPEARS THAT AT SOME POINT PRIOR TO THE BNC LOAN, THE TITLE COMPANY DID ATTEMPT TO BUY THE FLEET LOAN. THERE WOULD ONLY BE ONE REASON FOR THE TITLE COMPANY TO DO THIS, BECAUSE IT HAD A PRIOR CLAIM AND SOMEHOW KNEW THAT THE FLEET LIEN WAS VALID. THEREFORE, FLEET'S CASE MAY BE VALID AND IT MAY HAVE A PROPER SENIOR LIEN.

        FLEET HAS PROPOSED A PARTIAL SETTLEMENT OF THE MATTER WHEREBY BNC'S LIEN IS RECOGNIZED AS A VALID FIRST LIEN. BNC IS PUSHING FOR A GLOBAL RESOLUTION, INCLUDING RECOGNITION OF ITS RIGHT TO A FIRST LIEN AND LITIGATION MAY BE SUSPENDED WHILE THESE SETTLEMENT ALTERNATIVES ARE EXPLORED.

O'CONNOR V. BNC MORTGAGE - HAWAII SUPERIOR COURT

        Attorney Representation: BNC Counsel Neil O'Hanlon of Troop, Meisenger, et al. and Local Hawaii Counsel Steven Chung of Oshima, Chun, Fong & Chung.

        Type of Matter: Complaint alleges BNC Violations of the Truth in Lending Act at Loan Origination.

        Summary of Response: Matter commenced in early 1998 with discovery now underway. Plaintiff's offer to settle was rejected by BNC which has filed a motion for summary judgment which may dispose of the matter in favor of BNC in the near future.


SCHMIDT V. BNC MORTGAGE, INC. - HAWAII SUPERIOR COURT

        Attorney Representation: BNC Counsel Catherine Hanan monitors Local Hawaii Counsel Steven Chung of Oshima, Chun, Fong & Chung

        Type of Matter: Third Party Cross-Claim brought by borrower in April of 1998 against BNC to delay a judicial foreclosure being pursued by BNC's investor against borrower for his failure to pay mortgage. Borrower alleges loan should not have closed due to forgery and fraud and that lien which investor seeks to foreclose is void.

      Summary of Response: Local Hawaii counsel is defending BNC against the allegations and investigating whether title company has improperly refused to defend. Preliminary investigation suggests that title company was instructed by borrower not to close loan, but closed the loan anyway and title company may have misapplied or misappropriated the loan proceeds.

      Schmidt, BNC and BNC's investor as the foreclosing lender are in settlement discussions which include early dismissal of BNC as a defendant from the proceedings. At present, and while settlement discussions continue, Schmidt has agreed to suspend BNC's need to respond to the claims or otherwise defend in the litigation.


                                   EXHIBIT "H"
                                   PAGE 3 of 6

        MILDRED MILLER V. JOHN G. SWAHN, SWAN FINANCIAL, BNC MORTGAGE, INC., BENEFICIAL MANAGEMENT CORP., AND DOES I THROUGH 30 - Superior Court, County of San Mateo, Case No. 406751

        Attorney Representation: BNC Counsel, Neil O'Hanlon, Troop, Steuber, Pasich, et al.

        Type of Matter: The amended complaint alleges: fraud or deceit; constructive fraud; undue influence; breach of covenant of good faith and fair dealing; breach of fiduciary duty; breach of contract; unlawful business practices; and negligent misrepresentation. Plaintiff seeks, in part, restitution, injunctive relief for damages suffered and punitive damages.

        Summary of Response: Amended Complaint recently served upon BNC, counsel retained and reviewing the matter. By way of background, in August of 1996, BNC responded in writing to correspondence from Plaintiff's counsel advising that after a review of all loan documentation, the loan was properly made, however BNC was willing to further discuss the matter given the borrower's dissatisfaction. No further contact or correspondence was received from the borrower's counsel until service of the cross-complaint in January 1999.



                                  EXHIBIT "H."
                                   PAGE 4 OF 6

        MARILYN SCHIPULL V. BNC MORTGAGE, INC., ET AL. - SUPERIOR COURT OF LOS ANGELES, CENTRAL DISTRICT - CASE NO. BC203559

        Attorney Representation: BNC Counsel, Glenn Lerman of Lerman & Brown

        Type of Matter: Plaintiff, an at will employee of BNC, was terminated after three (3) months. Her response to the termination was to file suit alleging that she was terminated for refusing to illegally solicit loans in the state of Nevada. The Complaint alleges that BNC is liable for the commission of a Public Policy Tort Termination; Intentional Infliction of Emotional Distress; Labor Code Violations; Breach of Contract; Fraud and Concealment; Trade Slander; violation of Business and Professions Codes 17,200, 17500 et seq. The Complaint was served in January of 1999, and names BNC, as well as three individual employees, including Evan Buckley.

        Summary of Response: BNC's counsel will remove the matter to Federal Court after which BNC will vigorously defend the complaint. BNC has already obtained an opinion letter from the Nevada State Commissioner of Financial Institutions outlining that the lending activities (wholesale) in which BNC participated in the state of Nevada, are permitted.


                                   EXHIBIT "H"
                                   PAGE 5 OF 6

        CITY OF CHICAGO V. LA??? VIEW CULTURAL CENTER, MARGARET CROSS, BNC MORTGAGE. INC.

        Attorney Representation: BNC Counsel Catherine Hanan with Possibility of Local Counsel in Chicago to be Appointed

        Type of Matter: City of Chicago Quasi-Criminal Proceeding to Force Rehabilitation of Dilapidated Property and/or Demolition of such Property

        Summary of Response: BNC's original investor did not record the assignment provided at the loan sale such that BNC was served with all required statutory notices by the prosecutors office relating to abandonment of the property, required rehabilitation and/or demolition for the safety of the public. BNC provided the prosecutor with information regarding the true party investor as well as notifying its investor of the litigation AND THE PROSECUTOR ADDED IMC TO THE SERVICE LIST SUCH THAT DIRECT NOTICE OF ALL PROCEEDINGS IS BEING GIVEN TO BNC'S INVESTOR AS WELL AS BNC. BNC need not continue to monitor the matter inasmuch no basis exists upon which a money judgment can be imposed upon BNC which has no interest in the property. THE MATTER WILL BE MONITORED BUT DELETED FROM THE LITIGATION LOG.



                                   EXHIBIT "H"
                                   PAGE 6 of 6

                                   EXHIBIT "I"

                             TRADE NAMES OF COMPANY

TRADE NAME                                        JURISDICTION USED



NONE.



                                      EXHIBIT "I"                        PAGE 70

                                   EXHIBIT "J"

                      CERTIFICATE OF CORPORATE RESOLUTIONS
                           AND INCUMBENCY OF OFFICERS
                              (BORROWING AUTHORITY)

                                 (See Attached)








                                   EXHIBIT "J"                           Page 71

                         CERTIFICATE OF WRITTEN CONSENT
                            OF CORPORATE RESOLUTIONS
                           AND INCUMBENCY OF OFFICERS
                              (BORROWING AUTHORITY)
                          OF THE BOARD OF DIRECTORS OF
                               BNC MORTGAGE, INC.

The undersigned, Board of Directors of BNC Mortgage, Inc., a Delaware corporation (the "Corporation"), acting by unanimous written consent without a meeting, pursuant to Section 141(f) of the Delaware General Corporation Law and
Section 3.11 of the Bylaws of this corporation, do hereby approve and adopt the following resolutions:

        I, the undersigned, hereby certify that I am the Secretary of BNC Mortgage, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation").

        I further certify that true and correct copies of the Articles of Incorporation and Bylaws of the Corporation together with all amendments thereto are attached as Exhibits "A" and "B", respectively, and that such articles and bylaws remain unaltered and in full force and effect.

        I further certify that the following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation and that such resolutions are now in full force and effect and have not been amended, modified or revoked:

        "RESOLVED, that each of the following officers of this Corporation:

                                  Evan Buckley
                                  Kelly Monahan
                                    Al Lapena
                                   Peter Evans

        acting alone without joinder of any other officer, is hereby authorized in the name and on behalf of this Corporation (i) to borrow from and to otherwise incur liabilities to BANK UNITED ("Lender") from time to time, in such amounts, for such periods of time, at such rates of interest and payable in such manner as such officers may deem necessary or proper, and (ii) as evidence of such indebtedness so incurred, to execute and deliver to Lender such promissory notes, loan agreements and other instruments, documents and agreements and other instruments, documents and agreements, containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

               FURTHER RESOLVED, that this Corporation grant to Lender a lien and/or security interest upon such assets of this Corporation as may be agreed upon between any one of the above named officers and Lender, as security for all present and future indebtedness, obligations and liabilities of this Corporation to Lender and that each of said officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Corporation to execute and deliver such authorized in the name and on behalf of this Corporation

                                   EXHIBIT "J"
to execute and deliver such security agreements, deeds of trust and other instruments, documents and agreements as may be required by Lender in connection with each such grant of a lien and/or security interest and containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

        FURTHER RESOLVED, that any one of the above named officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Corporation to take such further action and to do all things that any one of such officers deems necessary in connection with any (i) increases, renewals, extensions, rearrangements, retirements or compromises of any indebtedness, obligations and liabilities owing to Lender from time to time by this Corporation, either directly or by assignment, and (ii) amendments to any of the provisions contained in any instruments, documents or agreements evidencing, securing, governing and/or pertaining to any indebtedness, obligations and liabilities owing to Lender by this Corporation from time to time;

        FURTHER RESOLVED, that any one of the above named officers, or any one of the following representatives of this Corporation:

                                 Don D'Ambrosio
                                 Jamie Langford

acting alone without the joinder of any other officer or representative, is hereby authorized in the name and on behalf of this Corporation (i) make requests for advances under any credit facility that this Corporation may have with Lender from time to time, and (ii) do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such instruments, documents or agreements executed on behalf of this Corporation in connection with these resolutions), as any and all of such officers or representatives may deem necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Corporation in connection with any indebtedness, obligations or liabilities incurred by this Corporation to Lender from time to time;

        FURTHER RESOLVED, that all acts, transactions or agreements with Lender undertaken prior to the adoption of the foregoing resolutions by any one or more of the officers and/or representatives of this Corporation in its name and on its behalf in connection with the foregoing matters hereby ratified, confirmed and adopted by this Corporation; and

        FURTHER RESOLVED, that each of the officers of this Corporation is hereby authorized and directed to certify these resolutions to Lender;

        FURTHER RESOLVED, the foregoing resolutions shall continue in full force and effect, and the Lender is authorized to rely upon the foregoing resolutions unless and until (i) countermanded by resolution of the Board of Directors of this Corporation, and (ii) a copy of such resolution, properly certified by an officer of this

                                   EXHIBIT "J"

        Corporation, has actually been received by Lender."

        I further certify that the foregoing resolutions do not conflict with the Articles of Incorporation or Bylaws of the Corporation, or any amendments thereto.

        I further certify that neither the seal of the Corporation, nor the attestation by the Secretary, or any other officer of the Corporation, is necessary to make any instruments, documents or agreements executed by the officers or representatives of this Corporation, unless such seal is affixed to, or such attestation is provided on, such instruments, documents or agreements.

        I further certify that the officers of the Corporation set forth below have been duly elected and qualified and as of the date hereof hold the specified offices with the Corporation, that the signature set forth beside each officers name is the true signature of such officer, and that the signature set forth beside the name of each of the representatives specified in the foregoing resolutions is the true signature of such representatives:

       TITLE                       TYPED NAME                   SIGNATURE
       -----                       ----------                   ---------
Chairman and CEO
and Secretary                Evan R. Buckley             /s/ EVAN R. BUCKLEY
                                                         -----------------------

President                    Kelly W. Monahan            /s/ KELLY W. MONAHAN
                                                         -----------------------

Vice President               Al Lapena                   /s/ AL LAPENA
                                                         -----------------------

Vice President and CFO       Peter R. Evans              /s/ PETER R. EVANS
                                                         -----------------------

V.P., Controller             Don D'Ambrosio              /s/ DON D'AMBROSIO
                                                         -----------------------

Director of Funding          Jamie Langford              /s/ JAMIE LANGFORD
                                                         -----------------------

        IN WITNESS WHEREOF, I hereunto subscribe my name this 27th day of January, 1999.

                                                 By:     /s/ EVAN R. BUCKLEY
                                                         -----------------------
                                                         Evan R. Buckley
                                                         Secretary


                                  EXHIBIT "J"

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California                   )
                                      ) SS.
County of   Orange                    )
          --------------------------

On  Jan. 27, 1999    , before me, Martin W. Cheng, Notary Public
   -----------------             ----------------------------------------
        Date           Name and Title of Officer (e.g. Jane Doe, Notary Public)

personally appeared                   /s/ EVAN R. BUCKLEY                      ,
                    -----------------------------------------------------------
                                         Name(s) of Signer(s)

                               [ X ] personally known to me
                               [   ] proved to me on the basis of satisfactory
                               evidence

                               to be the person(s) whose name(s) is/are
           [SEAL]              subscribed to the within instrument and
                               acknowledged to me that he/she/they executed
 MARTINA W. CHENG              the same in his/her/their authorized
 Commission # 1204662          capacity(ies), and that by his/her/their
 Notary Public - California    signature(s) on the instrument the person(s), or
 Orange County                 the entity upon behalf of which the person(s)
 My Comm. Expires Dec. 12,     acted, executed the instrument.
 2002
                               WITNESS my hand and official seal.

                                /s/  MARTIN W. CHENG
                               -------------------------------------------------
Place Notary Seal Above                   Signature of Notary Public

----------------------------------- OPTIONAL -----------------------------------
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:
                           -----------------------------------------------------

Document Date:                                  Number of Pages:
               -------------------------------                  ----------------

Signer(s) Other Than Named Above:
                                 -----------------------------------------------

CAPACITY(IES) CLAIMED BY SIGNER
Signee's Name:                                                  RIGHT THUMBPRINT
             ----------------------------------------------       OF SIGNER
[  ]  Individual
[  ]  Corporate Officer--Title(s):                             Top of thumb here
                                  -------------------------
[  ]  Partner-- [  ] Limited  [  ] General
[  ]  Attorney in Fact
[  ]  Trustee
[  ]  Guardian or Conservator
[  ]  Other:
            -----------------------------------------------

Signer Is Representing:
                       ------------------------------------

--------------------------------------------------------------------------------



                                  EXHIBIT "J"

                                   EXHIBIT "K"
                                  BAILEE LETTER


(Investor Name and Address)

        Re: Purchase of Mortgage Loans from BNC MORTGAGE, INC., a Delaware corporation

Ladies and Gentlemen:

        Attached please find those Mortgage Loans listed separately on the attached schedule, which Mortgage Loans are owned by BNC MORTGAGE, INC., a Delaware corporation (the "Company") and are being delivered to you for purchase.

        The Mortgage Loans comprise a portion of the Collateral under (and as the term "Collateral" and capitalized terms not otherwise defined hereunder are defined in) that certain Warehousing Credit and Security Agreement (Single-family Mortgage Loans) ("Warehouse Agreement") dated effective as of February 2, 1999, by and between the Company and BANK UNITED, a federal savings bank ("Lender"). Each of the Mortgage Loans is subject to a security interest in favor of Lender, which security interest shall be automatically released upon our receipt of the full amount due to the Lender under the Warehouse Agreement in connection with such Mortgage Loans (as set forth on the schedule attached hereto) by wire transfer to the following account:

               Bank United
               Houston, Texas
               ABA #313071904
               Credit:
               Account:

        Until payment therefor is received, the aforesaid security interest therein will remain in full force and effect, and you shall hold possession of such Collateral and the documentation evidencing same as custodian, agent and bailee for and on behalf of Lender. In the event any Mortgage Loan is unacceptable for purchase, return the reject item directly to the undersigned at the address set forth below. In no event shall any Mortgage Loan be returned or sales proceeds remitted in full no later than thirty (30) days from the date hereof. If you are unable to comply with the above instructions, please so advise the undersigned immediately.

        NOTE: BY ACCEPTING THE MORTGAGE LOANS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR LENDER ON THE TERMS DESCRIBED IN THIS LETTER. THE UNDERSIGNED REQUESTS THAT

                                   EXHIBIT "K"                           Page 72

YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE LOANS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE UNDERSIGNED AT THE FOLLOWING ADDRESS: 3200 Southwest Freeway, Suite 2025, Houston, Texas 77027.

        HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

                                          Sincerely,

                                          BANK UNITED


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


IRREVOCABLY ACKNOWLEDGED
AND AGREED TO:

[INVESTOR]


By:_______________________
Name:_____________________
Title:____________________








                                     EXHIBIT "K"                         Page 73

                                   EXHIBIT "L"

                                LIST OF INVESTORS

        INVESTOR                 CONTACT PERSON              PHONE NUMBER

--------------------------------------------------------------------------------


                                 (See Attached)








                                    EXHIBIT "L"                          Page 74

      EXHIBIT L
      LIST OF INVESTORS


      INVESTOR/
     REFERENCES                 CONTACT                  TELEPHONE
    -----------                 -------                 -----------

                          BNC MORTGAGE, INC.
                          ------------------
AAMES                      Mark Costello                (213) 351-7535

Advanta                    Conduit Services             (800) 321-0033

AgFirst Farm Credit        Larry Shoffner               (800) 874-7737

Amresco Capital            Ken Harper                   (909) 605-2364

BancOne                    Oscar Marquez                (888) 665-5591

Chase Financial Corp.      Wholesale Division           (216) 479-2500

Countrywide                Tony Checa                   (800) 669-6680

Crestar                    Patrick Peck                 (804) 291-0273

DLJ Mortgage Capital       Robin Beck                   (212) 892-8071

Fidelity Federal Bank      Cassandra Fraulino           (949) 588-5124

First Alliance             Amy Smith                    (949) 224-8546

GE Capital                 Tonya Murphy                 (800) 231-1416

IMC                        Teri Ross                    (949) 752-8365

Indy Mac                   Chris Louie                  (800) 669-2300 ext. 2233

Lehman Capital             Leslee Gelber                (212) 526-5861

Paine Webber               George Mangiaracina          (212) 713-6267

PinnFund USA               Dominick Gonzales            (760) 918-1478

PNC Mortgage, Inc.         Bonnie Aldrick               (800) 829-9110

RFC/GMAC Mortgage          Michael Weaver               (612) 979-2552

Saxon                      Tracey Evans                 (804) 967-7400

Tripoint                   P. Todd Zeras                (714) 718-1800


                                  EXHIBIT "L"
                                  PAGE 1 OF 2

        EXHIBIT L
        LIST OF INVESTORS

     INVESTOR/
     REFERENCES                     CONTACT                      TELEPHONE
     ----------                     -------                      ---------

                            MORTGAGE LOGIC.COM, INC.
                            (AMERICA'S LENDER, INC.)

Chase Manhattan                  Karen Kerr                    (619) 677-4268

Citicorp                         Dixie Martin                  (800) 967-2205

Countrywide                      Charleen Koepper              (602) 345-1960

Dime Mortgage                    Lucinda Baxter                (800) 639-5655

FHLMC                            Susan Moreau                  (703) 903-3682

First Nationwide                 Rebecca Sommer                (916) 966-5783

Fleet Mortgage                   Kathryn Skelton               (414) 359-8340

FNMA                             David Dietrick                (626) 396-5232

GE Capital                       Victoria Clement              (949) 955-7394

Headlands                        Mark Garaventa                (800) 748-4331

HUD                              Joe Ellen Plummer             (202) 708-3976

IndyMac                          Chris Louie                   (626) 584-2223

Norwest                          Ed Fernandez                  (714) 438-4331

PNC Mortgage                     Scott Vereeg                  (503) 524-7255

Residential Funding              Renee Poplotek                (949) 347-7979


                                   EXHIBIT "L"
                                   PAGE 2 OF 2

                                   EXHIBIT "M"

                                 OPINION LETTER

                                February 2, 1999

Bank United
3200 Southwest Freeway
Suite 1300
Houston, Texas 77027

        Re: Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) Gentlemen:

      We have acted as special counsel for BNC MORTGAGE, INC., a Delaware corporation (the "Company"), in connection with the negotiation and execution of the following documents (collectively, the "Credit Documents"):

        1. the Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) dated effective as of February 2, 1999 (the "Loan Agreement"), between the Company and Bank United (the "Lender"); and

        2. the Note dated effective as of February 2, 1999 (the "Note"), executed and delivered by the Company.

      Unless otherwise provided herein, terms used herein which are defined in the Credit Documents (including schedules and exhibits thereto) and not defined herein shall have the meanings attributed thereto in the Credit Documents.

        1.      BASIS OF OPINION.

      As the basis for the conclusions expressed in this opinion letter, we have examined, considered and relied upon the following:

               (1) A copy of each of the Credit Documents executed by the Company;

               (2) A Recent Certificate of Domestic Status of the Company issued by the Secretary of State of Delaware;

               (3) A copy of the Articles of Incorporation and amendments thereto, and a copy of the Bylaws of the Company, in each case as certified to us by the Company Certificate;

               (4) Such other documents and records as we have deemed relevant, necessary or appropriate in connection with or as a basis for the opinions hereafter set forth; and


                                  EXHIBIT "M"                            Page 75

             (5) Such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

        For the purposes of this opinion letter, the documents and information referred to in this Section A are herein collectively referred to as the "Documents".

        2. OPINIONS.

        Based upon our examination and consideration of the foregoing Documents, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in Section C below, we are of the opinion that:

               (1) The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware (ii) has the full legal power and authority and all necessary licenses, permits, franchises, and other authorizations to own and operate its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of the business it transacts or the property it owns requires such qualification or licensing except in such jurisdictions where the failure to be in good standing or be licensed (as the case may be) would have no material adverse effect on the Company.

               (2) The Company has the requisite corporate power to execute, deliver, and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery, and performance by it of each such Credit Document. The Company has duly executed each of the Credit Documents, and each such Credit Document constitutes its legal, valid, and binding obligation enforceable in accordance with its terms, except as the enforceability of the rights and remedies of the Lender under each of the Credit Documents may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) including requirements of reasonableness and good faith in the exercise of rights and remedies under the Credit Documents.

               (3) Neither the execution, delivery, or performance by the Company of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any law, statute, rule, or regulation;
(ii) to the best of our knowledge, will contravene any order, writ, injunction, or decree of any court or governmental instrumentality; (iii) to the best of our knowledge, will conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company pursuant to the terms of any agreement of the Company; (iv) will violate any provision of the Articles of Incorporation or Bylaws of the Company.

               (4) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution,


                              EXHIBIT "M"                               Page 76
delivery and performance of any Credit Document, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

             (5) To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened (i) with respect to any Credit Document or
(ii) that could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company.

        (6) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (7) The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (8) The execution and delivery of the Loan Agreement by the Borrower is effective to create a valid and enforceable security interest in favor of the Lender in the Collateral and the proceeds thereof.

        (9) The Lender will have a valid and duly perfected security interest, without further requirements for perfection, in (a) the Pledged Mortgages and Pledged Securities upon the delivery thereof to the Lender and (b) the other Collateral described in the Financing Statements to the extent that a security interest therein may be perfected under Article 9 of the UCC solely by filing a financing statement with the Secretary of State of California, which lien shall be superior to any other interests therein.

        3. COMMENTS, ASSUMPTIONS, LIMITATION, QUALIFICATIONS AND EXCEPTIONS.

        The opinions expressed in Section B above are based upon, and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

                             Respectfully submitted,








                                   EXHIBIT "M"                           Page 77

                                   EXHIBIT "N"

                                 PROMISSORY NOTE


$50,000,000.00                    Houston, Texas                February 2, 1999

        FOR VALUE RECEIVED, the undersigned, BNC MORTGAGE, INC., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of BANK UNITED, a federal savings bank (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 3200 Southwest Freeway, Suite 1300, Houston, Texas 77027, or at such other place as the Holder may designate from time to time, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or so much thereof as may be outstanding from time to time pursuant to the Warehousing Credit and Security Agreement (the "Agreement") dated the date hereof between the Borrower and the Lender, as the same may be amended or supplemented from time to time, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

        This Note is given to evidence an actual warehouse line of credit in the above amount and is the Note referred to in the Agreement, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

        The entire unpaid principal balance of this Note plus all accrued and unpaid interest shall be due and payable in full on February 1, 2000.

        This Note may be prepaid in whole or in part at any time without premium or penalty.

        Should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note shall be construed and enforced in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law, and applicable federal laws of the United States of America.

        This Note is secured by all security agreements, collateral assignments, deeds of trust and lien instruments executed by the Borrower in favor of Lender, or executed by any other Person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note.

        The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waives notice, presentment,


                                  EXHIBIT "N"                           Page 78

      The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waives notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

      It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged, or received herein or under the Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Loan Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received, or provided for under this Note of any of the Loan Documents. To the extent that the Texas Credit Title is relevant for purposes of determining the Maximum Rate, the Lender hereby elects to determine the applicable rate ceiling under such statute by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.

                                      BNC MORTGAGE, INC.,
                                      a Delaware corporation


                                      By:
                                          --------------------------------------
                                               KELLY MONAHAN, President


                                     EXHIBIT "N"                         Page 79